UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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DRIL-QUIP, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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SEC 1913 (3-99)

Dril-Quip, Inc. 6401 N. Eldridge Parkway Houston, Texas 77041

March 31, 2017

Dear Stockholder:

You are cordially invited to attend the annual meeting of stockholders to be held at the Company’s worldwide headquarters, 6401 N. Eldridge Parkway, Houston, Texas, on May 12, 2017 at 10:00 a.m. For those of you who cannot be present at this annual meeting, we urge that you participate by voting your proxy over the Internet, by telephone or mail at your earliest convenience.

This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board of Directors and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

It is important that your shares are represented at the meeting, whether or not you are able to attend personally. Accordingly, please vote your proxy over the Internet, by telephone or, if printed proxy materials are mailed to you, by signing, dating and mailing promptly the enclosed proxy in the envelope provided.

On behalf of the Board of Directors, thank you for your continued support.

Blake T. DeBerry

President and Chief Executive Officer

DRIL-QUIP, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held May 12, 2017

To the Stockholders of

Dril-Quip, Inc.:

The annual meeting of stockholders of Dril-Quip, Inc. will be held at the Company’s worldwide headquarters, 6401 N. Eldridge Parkway, Houston, Texas, on May 12, 2017 at 10:00 a.m., Houston time, for the following purposes:

1.	To elect the nominees named in the Proxy Statement as directors to serve for a three-year term (Proposal 1).

2.	To approve the appointment of PricewaterhouseCoopers LLP as independent registered public accounting firm for 2017 (Proposal 2).

3.	To conduct a non-binding advisory vote to approve the Company’s compensation of its named executive officers (Proposal 3).

4.	To conduct a non-binding advisory vote on the frequency of future advisory votes on executive compensation (Proposal 4).

5.	To approve the 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (Proposal 5).

6.	To transact such other business as may properly come before the meeting or any reconvened meeting after an adjournment thereof.

The Board of Directors has fixed March 27, 2017 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment thereof, and only holders of common stock of record at the close of business on that date will be entitled to notice of, and to vote at, the meeting or any reconvened meeting after an adjournment.

You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, however, you are requested to vote your proxy over the Internet, by telephone or, if printed proxy materials are mailed to you, by marking, signing, dating and returning the accompanying proxy in the envelope provided as soon as possible.

By Order of the Board of Directors

Blake T. DeBerry

President and Chief Executive Officer

March 31, 2017

6401 N. Eldridge Parkway

Houston, Texas 77041

PROXY VOTING

Your vote is important. Please vote promptly so your shares can be represented, even if you plan to attend the annual meeting. You can vote by Internet at http://www.envisionreports.com/DRQ.com, by telephone at 1-800-652-8683 or by requesting a printed copy of the proxy materials and using the proxy card enclosed with the printed materials.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2017.

The Proxy Statement, our annual report to stockholders and other proxy materials are available at http://www.edocumentview.com/DRQ.

Dril-Quip, Inc.

6401 N. Eldridge Parkway

Houston, Texas 77041

PROXY STATEMENT

INTRODUCTION

This proxy statement is furnished in connection with the solicitation by the Board of Directors of Dril-Quip, Inc., a Delaware corporation, of proxies from the holders of our common stock, par value $0.01 per share, for use at the 2017 Annual Meeting of Stockholders to be held at the time and place and for the purposes set forth in the accompanying notice. We are furnishing proxy materials to our stockholders primarily via the Internet, instead of mailing printed copies of those materials to each stockholder. We expect to provide notice and electronic delivery of this proxy statement and the accompanying proxy to stockholders on or about March 31, 2017. If you would prefer to receive a paper copy of our proxy materials, please follow the instructions included in the notice.

In addition to the solicitation of proxies by mail, proxies may also be solicited by telephone or personal interview by our regular employees. We will pay all costs of soliciting proxies. We will also reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy materials to beneficial owners of such stock.

RECORD DATE AND VOTING SECURITIES

As of the close of business on March 27, 2017, the record date for determining stockholders entitled to notice of and to vote at the annual meeting, we had outstanding and entitled to vote 37,527,507 shares of common stock. Each share entitles the holder to one vote on each matter submitted to a vote of stockholders.

The requirement for a quorum at the annual meeting is the presence in person or by proxy of holders of a majority of the outstanding shares of our common stock. Proxies indicating stockholder abstentions and shares represented by “broker non-votes” (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the annual meeting. Votes cast by proxy or in person at the annual meeting will be counted by the persons appointed as election inspectors for the annual meeting.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners of those shares. If brokers do not receive specific instructions, brokers may in some cases vote the shares in their discretion. However, the New York Stock Exchange, or NYSE, precludes brokers from exercising voting discretion on certain proposals without specific instructions from the beneficial owner. Importantly, NYSE rules expressly prohibit brokers holding shares in “street name” for their beneficial holder clients from voting on behalf of those clients in uncontested director elections or on matters that relate to executive compensation without receiving specific voting instructions from those clients. Under NYSE rules, brokers will have discretion to vote only on Proposal 2 (approval of the appointment of independent registered public accounting firm). Brokers cannot vote on Proposal 1 (election of directors), Proposal 3 (advisory vote to approve executive compensation), Proposal 4 (advisory vote on the frequency of future votes on executive compensation) or Proposal 5 (approval of the 2017 Omnibus Incentive Plan) without instructions from the beneficial owners. If you do not instruct your broker how to vote on these matters, your broker will not vote for you.

All duly executed proxies received prior to the annual meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in a duly executed proxy, the shares represented thereby will be voted FOR the election as director of the nominees listed herein, FOR approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm, FOR approval, on an advisory basis, of the compensation of our named executive officers, FOR, on an advisory basis, holding future advisory votes on executive compensation EVERY YEAR, FOR approval of the 2017 Omnibus Incentive Plan and in the discretion of the persons named in the proxy in connection with any other business that may properly come before the annual meeting.

A stockholder giving a proxy may revoke it at any time before it is voted at the annual meeting by filing with the Corporate Secretary at our executive offices a written instrument revoking it, by delivering a duly executed proxy bearing a later date or by appearing at the annual meeting and voting in person. Our executive offices are located at 6401 N. Eldridge Parkway, Houston, Texas 77041. For a period of ten days prior to the annual meeting, a complete list of stockholders entitled to vote at the annual meeting will be available for inspection by stockholders of record during ordinary business hours for proper purposes at our executive offices.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned directly or indirectly as of March 27, 2017 or as otherwise indicated below by (i) each person who is known to us to own beneficially more than 5% of our common stock, (ii) each of our directors, director nominees and executive officers and (iii) all executive officers, director nominees and directors as a group.

	Amount of Beneficial Ownership
Name of Beneficial Owner (1)	Number of Shares	Percent of Stock
Blake T. DeBerry (2)	128,850	*
James A. Gariepy (3)	103,440	*
Jeffrey Bird (4)	13,876	*
Jerry M. Brooks (5)	73,085	*
James C. Webster (6)	34,104	*
Alexander P. Shukis (7)	8,672	*
John V. Lovoi (7)	17,606	*
Terence B. Jupp (7)	12,336	*
Steven L. Newman (7)	6,388	*
All current directors and executive officers as a group (8 persons)	325,272	*
FMR LLC (8)	5,069,729	13.5%
245 Summer Street
Boston, MA 02210
BlackRock, Inc. (9)	3,516,263	9.4%
55 East 52nd Street
New York, NY 10055
The Vanguard Group (10)	2,983,152	7.9%
100 Vanguard Boulevard
Malvern, PA 19355
Kayne Anderson Rudnick Investment Management LLC (11)	2,048,949	5.5%
1800 Avenue of the Stars, 2nd Floor
Los Angeles, CA 90067

*	Less than 1%.
(1)	Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of common stock. The address of each such person, unless otherwise provided, is 6401 N. Eldridge Parkway, Houston, Texas 77041.
(2)	Includes (a) 44,779 shares of restricted stock held directly by Mr. DeBerry and (b) 45,000 shares of common stock that may be acquired pursuant to options that are currently exercisable.
(3)	Includes (a) 40,473 shares of restricted stock held directly by Mr. Gariepy and (b) 25,000 shares of common stock that may be acquired pursuant to options that are currently exercisable.
(4)	Comprised of 13,876 shares of restricted stock granted to Mr. Bird in connection with his appointment as Vice President and Chief Financial Officer of the Company effective March 13, 2017. Mr. Bird was not employed by the Company during the year ended December 31, 2016.
(5)	Mr. Brooks served as our Vice President — Finance and Chief Financial Officer until March 13, 2017 when he stepped down from this position and was appointed Vice President of Investor Relations. Includes (a) 14,811 shares of restricted stock held directly by Mr. Brooks and (b) 40,000 shares of common stock that may be acquired pursuant to options that are currently exercisable.
(6)	Includes (a) 14,466 shares of restricted stock held directly by Mr. Webster and (b) 8,000 shares of common stock that may be acquired pursuant to options that are currently exercisable.

(7)	Includes restricted stock held directly in the amount of 4,548 shares by Mr. Shukis, 8,447 shares by Mr. Lovoi, 6,496 shares by Mr. Jupp and 5,820 shares by Mr. Newman.
(8)	Number of shares based on a Schedule 13G filed with the Securities and Exchange Commission on February 14, 2017. Such filing indicates that FMR LLC has sole voting power with respect to 94,248 shares and sole dispositive power with respect to 5,069,729 shares.
(9)	Number of shares based on a Schedule 13G filed with the Securities and Exchange Commission on January 23, 2017. Such filing indicates that BlackRock, Inc. has sole voting power with respect to 3,297,666 shares and sole dispositive power with respect to 3,516,263 shares.
(10)	Number of shares based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Such filing indicates that The Vanguard Group has sole voting power with respect to 22,150 shares, shared voting power with respect to 4,100 shares, sole dispositive power with respect to 2,958,840 shares and shared dispositive power with respect to 24,312 shares.
(11)	Number of shares based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2017. Such filing indicates that Kayne Anderson Rudnick Investment Management LLC has sole voting power with respect to 1,794,849 shares, shared voting power with respect to 254,100 shares, sole dispositive power with respect to 1,794,849 shares and shared dispositive power with respect to 254,100 shares.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, Class I, Class II and Class III, with staggered terms of office ending in 2019, 2017 and 2018, respectively. The term for each class expires on the date of the third annual stockholders’ meeting for the election of directors following the most recent election of directors for such class. Each director holds office until the next annual meeting of stockholders for the election of directors of his class and until his successor has been duly elected and qualified.

Our Board of Directors has nominated each of Blake T. DeBerry and John V. Lovoi for election as a director to serve a three-year term expiring on the date of the annual meeting of stockholders to be held in 2020 (or until his successor is duly elected and qualified). Messrs. DeBerry and Lovoi currently serve as members of our Board of Directors. In accordance with our bylaws, directors are elected by a majority of the votes cast at the meeting. This means that the number of shares voted “for” a director must exceed the number of votes cast “against” that director. Abstentions and broker non-votes will not affect the outcome of the vote. For additional information on the election of directors, see “Corporate Governance Matters — Majority Voting in Director Elections.”

Our Board of Directors has no reason to believe that Messrs. DeBerry and Lovoi will not be candidates for director at the time of the annual meeting or will be unable to serve as directors. If Mr. DeBerry or Mr. Lovoi becomes unavailable for election, our Board of Directors can name a substitute nominee, and proxies will be voted for the substitute nominee pursuant to discretionary authority, unless withheld.

The Board of Directors recommends that you vote FOR the election of the nominees listed below. Properly dated and signed proxies will be so voted unless authority to vote in the election of directors is withheld.

Nominees for Class II Director for Three-Year Term to Expire in 2020

The following sets forth information concerning the nominees for election as a director at the annual meeting, including each nominee’s age as of March 27, 2017, position with us, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating and Governance Committee and the Board to determine that the nominees should serve as directors of the Company.

Blake T. DeBerry, age 57, has served as a Class II director and the President and Chief Executive Officer of the Company since October 2011. Prior to that time, he served as our Senior Vice President — Sales and Engineering. Mr. DeBerry has filled various engineering and management positions since his employment began with us in 1988, including as Vice President of Dril-Quip Asia Pacific PTE. Ltd. based in Singapore. Mr. DeBerry holds a Bachelor of Science degree in mechanical engineering from Texas Tech University. Mr. DeBerry was selected to serve as a director because he is our Chief Executive Officer, he has extensive knowledge of the Company and its operations and people gained over 28 years and he has demonstrated engineering knowledge and technical expertise.

John V. Lovoi, age 56, has been a Class II director since May 2005 and Chairman of the Board since October 2011. He is also chairman of the Nominating and Governance Committee and a member of the Compensation Committee and the Audit Committee of the Board of Directors. He is the Managing Partner of JVL Advisors LLC, a private energy investment company established in 2002. From January 2000 to August 2002, Mr. Lovoi was a Managing Director at Morgan Stanley Incorporated, and during this period served as head of the firm’s Global Oil and Gas Research practice and then as head of the firm’s Global Oil and Gas Investment Banking practice. From 1995 to 2000, he was a leading oilfield services and equipment research analyst for Morgan Stanley. Prior to joining Morgan Stanley, he spent two years as a senior financial executive at Baker Hughes and four years as an energy investment banker with Credit Suisse First Boston. Mr. Lovoi is a director of Helix Energy Solutions Group, an energy services company, chairman of the board of directors of Epsilon Energy LTD., an oil and gas company based in Canada, and is a former director of Evergreen Energy, Inc., a provider of energy technology. Mr. Lovoi holds a Bachelor of Science degree in chemical engineering from Texas A&M University and an MBA degree from the University of Texas at Austin. Mr. Lovoi was selected to serve as a director due to his financial expertise and industry insight, as well as his experience as a director of other public companies.

Information Concerning Class I and Class III Directors

The following sets forth information concerning the Class I and Class III directors whose present terms of office will expire at the 2019 and 2018 annual meetings of stockholders, respectively, including each director’s age as of March 27, 2017, position with us, if any, business experience during the past five years and the experiences, qualifications, attributes or skills that caused our Nominating and Governance Committee and the Board to determine that the nominees should serve as directors of the Company.

Class I

Alexander P. Shukis, age 72, has been a Class I director since February 2003. He is chairman of the Audit Committee and a member of the Nominating and Governance Committee and the Compensation Committee of the Board of Directors. From July 2001 until his retirement in December 2007, Mr. Shukis was the Controller of Corporate Strategies, Inc., a merchant bank. From 1997 to July 2001, Mr. Shukis was self-employed, working as a business consultant. From 1995 to 1997, he was Chief Financial Officer and Director of Great Western Resources, Inc., an exploration and production company. He served as Vice President and Controller of Great Western Resources, Inc. from 1986 to 1995. Mr. Shukis holds a BBA in accounting from the University of Houston. Mr. Shukis was selected to serve as a director due to his extensive financial and accounting background and his knowledge of the energy industry.

Terence B. Jupp, age 57, has been a Class I director since November 2012. He is chairman of the Compensation Committee and a member of the Audit Committee and the Nominating and Governance Committee of the Board of Directors. Since April 2015, Mr. Jupp has been Chief Operating Officer of Harbour Energy, Ltd., a company that owns and operates upstream and midstream energy assets globally, and Managing Director of EIG Global Energy Partners, a private energy investment company that is an owner of Harbour Energy. From January 2012 to April 2015, Mr. Jupp served as Chief Operating Officer of CASA Exploration, an oil and gas exploration company. From September 2009 until January 2012, Mr. Jupp was President and Chief Executive Officer of Trans-Global Oil and Gas Corp., and from April 2008 until August 2009 was Chief Operating Officer of Turkana Energy. From May 2007 until March 2008, Mr. Jupp was a private investor. From August 2006 until April 2007, Mr. Jupp was employed by Anadarko Petroleum as Vice President International Operations — Americas/Far East following its acquisition of Kerr-McGee Oil and Gas. Prior to that, he worked for Kerr-McGee in various management positions domestically and internationally for over 20 years, including as Vice President — International Exploration and Production. Mr. Jupp holds a Bachelor of Science degree in petroleum engineering from Texas A&M University. Mr. Jupp was selected to serve as a director due to his executive experience with oil and gas exploration companies, including his international experience in the energy industry.

Class III

Steven L. Newman, age 52, has been a Class III director since August 2015 and is a member of the Audit Committee, the Nominating and Governance Committee and the Compensation Committee of the Board of Directors. Previously, he was President and Chief Executive Officer and a member of the Board of Directors of Transocean Ltd., a global offshore drilling company, from March 2010 until February 2015. From 1994 to 2010, Mr. Newman was employed by Transocean in various management and operational positions. Mr. Newman is a director of Bumi Armada Bhd, a Malaysian-based company that provides offshore production and support vessels to the oil and gas industry worldwide, a director of SNC-Lavalin Group Inc., a worldwide engineering and construction company based in Montreal that also provides operations and maintenance services and invests in infrastructure projects, and a director of Rubicon Oilfield International Holdings GP, Ltd., a Houston-based company engaged in the manufacture and sale of drilling and completion tools for the worldwide oil and gas industry. Mr. Newman holds a Bachelor of Science degree in petroleum engineering from the Colorado School of Mines and an MBA from the Harvard University Graduate School of Business. Mr. Newman was selected to serve as a director due to his executive experience within the oil and gas industry, his international experience and his public company experience.

CORPORATE GOVERNANCE MATTERS

Board Leadership Structure

The offices of Chairman of the Board and Chief Executive Officer are currently separate and have been separate since October 2011. At that time, the Board of Directors appointed Mr. Lovoi as Chairman of the Board and Blake T. DeBerry as President and Chief Executive Officer.

The Board does not have a policy requiring either that the positions of the Chairman of the Board and the Chief Executive Officer should be separate or that they should be occupied by the same individual. The Board believes that this issue is properly addressed as part of the succession planning process and that it is in the best interests of the Company for the Board to make a determination on the matter when it elects a new chief executive officer or at other times consideration is warranted by circumstances. The Board believes that this structure enables it to fulfill its oversight role in determining the manner in which its leadership is configured with a view toward flexibility and maintaining a structure that best serves our Company and its stockholders.

The Board believes that the current separation of these two important roles is in the best interest of the Company and its stockholders at this time. This structure permits the Chairman to direct board operations and lead the Board in its oversight of management and the Chief Executive Officer to develop and implement the Company’s board-approved strategic vision and manage its day-to-day business. The separation of duties also allows Mr. Lovoi and Mr. DeBerry to focus on their responsibilities as Chairman and Chief Executive Officer, respectively. The Board believes that the independent board chairman helps provide an opportunity for Board members to provide more direct input to management in shaping our organization and strategy and strengthens the Board’s independent oversight of management. To that end, at each regularly scheduled Board meeting, our non-management directors hold executive sessions at which our management is not in attendance. Mr. Lovoi, as Chairman, presides at these sessions.

Board’s Role in the Oversight of Risk Management

The Board of Directors has ultimate oversight responsibility for our system of enterprise risk management. Management is responsible for developing and implementing our program of enterprise risk management. Pursuant to the Audit Committee charter, the Audit Committee has been designated to take the lead in overseeing our risk management process and overall risk management system at the Board level. Accordingly, the Audit Committee meets periodically with management to review our major financial risk exposures and the steps management has taken to monitor and control those exposures. The Audit Committee also monitors our risk management policies and guidelines concerning risk assessment and risk management. In this role, the Audit Committee receives reports from management and other advisors and analyzes our risk management process and system, the nature of the material risks we face and the adequacy of our policies and procedures designed to respond to and mitigate these risks.

In addition to the formal compliance program, the Board and the Audit Committee encourage management to promote a corporate culture that understands risk management and incorporates it into our overall corporate strategy and day-to-day business operations. Our risk management structure also includes an ongoing effort to assess and analyze the most likely areas of future risk for the Company. As a result, the Board and Audit Committee periodically ask our executives to discuss the most likely sources of material future risks and how the Company is addressing any significant potential vulnerability.

The Board believes that the administration of its risk oversight function has not affected its leadership structure. In reviewing our compensation program, the Compensation Committee has made an assessment of whether compensation policies and practices create risks that are reasonably likely to have a material adverse effect on us and has concluded that they do not create such risks as presently constituted.

Determinations of Director Independence

Under rules adopted by the NYSE, no board member qualifies as independent unless the Board of Directors affirmatively determines that the director has no material relationship with us. In evaluating each director’s independence, the Board considers all relevant facts and circumstances in making a determination of independence. In particular, when assessing the materiality of a director’s relationship with us, the Board considers the issue not merely from the standpoint of the director, but also from the standpoint of persons or organizations with which the director has an affiliation.

As contemplated by the rules of the NYSE then in effect, the Board adopted categorical standards in 2004 to assist the Board of Directors in making independence determinations. Under the NYSE rules then in effect, immaterial relationships that fall within the guidelines were not required to be disclosed separately in proxy statements. As set forth in our Corporate Governance Guidelines, a relationship falls within the categorical standard if it:

•	is not a type of relationship that would preclude a determination of independence under Section 303A.02(b) of the New York Stock Exchange Listed Company Manual;

•	consists of charitable contributions by us to an organization where a director is an executive officer and does not exceed the greater of $1 million or 2% of the organization’s gross revenue in any of the last three years; or

•	is not a type of relationship that would require disclosure in the proxy statement under Item 404 of Regulation S-K of the SEC.

In its determination of independence, the Board of Directors reviewed and considered all relationships and transactions between each director, his family members or any business, charity or other entity in which the director has an interest, on the one hand, and we, our affiliates, or our senior management has an interest, on the other. The Board considered the relationships and transactions in the context of the NYSE’s objective listing standards, the categorical standards noted above and the additional standards established for members of audit, compensation and governance committees.

In connection with its determination as to the independence of directors, the Board considered ordinary course transactions between the Company and Transocean Ltd. (“Transocean”). In particular, the Board considered that Mr. Newman was President and Chief Executive Officer and a member of the Board of Directors of Transocean from March 2010 until February 2015 and that Transocean made payments for products purchased from the Company of approximately $955,000 in 2016. These payments represent approximately 0.2% of the Company’s consolidated gross revenues in 2016, and approximately 0.02% of Transocean’s consolidated gross revenues in 2016. The Board also considered that Transocean may order additional products from the Company in the future. The Board has concluded that these transactions and relationships do not adversely affect Mr. Newman’s ability or willingness to act in the best interests of the Company and its shareholders or otherwise compromise his independence, nor are similar transactions in the future expected to adversely affect Mr. Newman’s independence. The Board took note of the fact that these transactions were on standard terms and conditions and that neither company was afforded any special benefits. The Board further noted that Mr. Newman had no involvement in negotiating the terms of the purchases or interest in the transactions.

As a result of this review, the Board of Directors affirmatively determined that Messrs. Jupp, Lovoi, Shukis and Newman are independent from us and our management. In addition, the Board of Directors affirmatively determined that Messrs. Jupp, Lovoi, Shukis and Newman are independent under the additional standards for audit committee membership under rules of the SEC. The remaining director, Mr. DeBerry, is not independent because of his current service as a member of our senior management.

You can access our Independence Guidelines in our Corporate Governance Guidelines on the Investors section of our website at www.dril-quip.com.

Code of Business Conduct and Ethics

Pursuant to NYSE rules, we have adopted the Dril-Quip, Inc. Code of Business Conduct and Ethics for our directors, officers and employees. The Code of Business Conduct and Ethics, which also meets the requirements of a code of ethics under Item 406 of Regulation S-K, is posted on our website at www.dril-quip.com. Changes in and waivers to the Code of Business Conduct and Ethics for our directors and executive officers will also be posted on our website.

Majority Voting in Director Elections

Our amended and restated bylaws include a majority voting standard in uncontested director elections. This standard applies to the election of directors at this meeting. To be elected, a nominee must receive more votes cast “for” that nominee’s election than votes cast “against” that nominee’s election. In contested elections, the voting standard will be a plurality of votes cast. Under our bylaws, a contested election is one at which the number of candidates for election as directors exceeds the number of directors to be elected, as determined by our Corporate Secretary as of the tenth day preceding the date we mail or deliver a notice of meeting to stockholders.

Our Corporate Governance Guidelines include director resignation procedures. In brief, these procedures provide that:

•	An incumbent director nominee must submit an irrevocable letter of resignation that becomes effective upon and only in the event that (1) the nominee fails to receive the required vote for election to the Board at the next meeting of stockholders at which such nominee faces re-election and (2) the Board accepts such resignation;

•	Each director candidate who is not an incumbent director must agree to submit such an irrevocable resignation upon election as a director;

•	Upon the failure of any nominee to receive the required vote, the Nominating and Governance Committee makes a recommendation to the Board on whether to accept or reject the resignation;

•	The Board takes action with respect to the resignation and publicly discloses its decision and the reasons therefor within 90 days from the date of the certification of the election results; and

•	The resignation, if accepted, will be effective at the time specified by the Board when it determines to accept the resignation, which effective time may be deferred until a replacement director is identified and appointed to the Board.

Our Corporate Governance Guidelines can be found on the Investors section of our website at www.dril-quip.com.

Committees of the Board of Directors

The Board of Directors has appointed three committees: the Audit Committee, the Nominating and Governance Committee and the Compensation Committee.

Audit Committee

The current members of the Audit Committee are Mr. Shukis, who serves as Chairman, and Messrs. Jupp, Lovoi and Newman. The Board of Directors has determined that Mr. Shukis is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the SEC.

The Board of Directors has approved the Audit Committee Charter, which contains a detailed description of the Audit Committee’s duties and responsibilities. Under the charter, the Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance and (iv) the performance of our internal audit function. The Audit Committee also has direct responsibility for the appointment, compensation and retention of our independent auditors.

Compensation Committee

The current members of the Compensation Committee are Mr. Jupp, who serves as Chairman, and Messrs. Lovoi, Newman and Shukis.

The Board of Directors has approved the Compensation Committee Charter, which contains a detailed description of the Compensation Committee’s responsibilities. Under the charter, the Compensation Committee assists the Board in establishing the compensation of our directors and executive officers in a manner consistent with our stated compensation strategy, internal equity considerations, competitive practice and the requirements of applicable law and regulations and rules of applicable regulatory bodies.

Compensation Matters

In fulfilling its compensation role, the Compensation Committee is authorized to:

•	review and approve corporate goals and objectives relevant to the Chief Executive Officer’s compensation; evaluate the Chief Executive Officer’s performance in light of those goals and objectives; and either as a committee or together with other independent directors (as directed by the Board), determine and approve the Chief Executive Officer’s compensation based on that evaluation, including administering, negotiating any changes to and determining amounts due under the Chief Executive Officer’s employment agreement;

•	review and approve, or make recommendations to the Board with respect to, the compensation of other executive officers, and oversee the periodic assessment of the performance of such officers;

•	from time to time consider and take action on the establishment of and changes to incentive compensation plans, equity-based compensation plans and other benefit plans, including making recommendations to the Board on plans, goals or amendments to be submitted for action by our stockholders;

•	administer our compensation plans, including authorizing the issuance of our common stock and taking other action on grants and awards, determinations with respect to achievement of performance goals, and other matters provided in the respective plans; and

•	review from time to time when and as the Compensation Committee deems appropriate the compensation and benefits of non-employee directors, including compensation pursuant to equity-based plans, and approve, or make recommendations to the Board with respect to, any changes in such compensation and benefits.

In October 2016, the Compensation Committee awarded restricted stock and performance units to our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel and a specified amount of restricted stock and performance units to be distributed among key employees at the discretion of Mr. DeBerry. Subject to certain limitations, our long term incentive plan permits the Compensation Committee to delegate its duties under the plan to the Chairman of the Board and our senior officers. In January 2017, the Compensation Committee decreased the salaries of these officers by 10% based upon a proposal of the Chief Executive Officer, which was agreed to by each officer.

The Compensation Committee also met in February 2017 to determine the annual cash incentive compensation earned during 2016 by our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel. Annual cash incentive compensation for 2016 was based on the Company’s actual performance compared to target performance and adjusted for each officer for the achievement of personal goals. Please see “Executive Compensation — Compensation Discussion and Analysis” for information about the Company’s 2016 executive officer compensation.

Nominating and Governance Committee

The current members of the Nominating and Governance Committee are Mr. Lovoi, who serves as Chairman, and Messrs. Jupp, Newman and Shukis.

The Board of Directors has approved the Nominating and Governance Committee Charter, which contains a detailed description of the Nominating and Governance Committee’s responsibilities. Under the charter, the Nominating and Governance Committee identifies and recommends individuals qualified to become Board members, consistent with criteria approved by the Board, and assists the Board in determining the composition of the Board and its committees, in monitoring a process to assess Board and committee effectiveness and in developing and implementing our corporate governance guidelines, practices and procedures. The Nominating and Governance Committee has the authority to engage a third-party consultant at any time.

Selection of Nominees for the Board of Directors

Identifying Candidates

The Nominating and Governance Committee solicits ideas for potential Board candidates from a number of sources, including members of the Board of Directors, our executive officers, individuals personally known to the members of the Nominating and Governance Committee and research. In addition, the Nominating and Governance Committee will consider candidates submitted by stockholders. Any such submissions should include the candidate’s name and qualifications for Board membership and should be directed to our Corporate Secretary at the address indicated on the first page of this proxy statement. Although the Board does not require the stockholder to submit any particular information regarding the qualifications of the stockholder’s candidate, the level of consideration that the Nominating and Governance Committee will give to the stockholder’s candidate will be commensurate with the quality and quantity of information about the candidate that the nominating stockholder makes available to the Nominating and Governance Committee. The Nominating and Governance Committee did not receive any candidate submissions from stockholders during 2016. The Nominating and Governance Committee will consider all candidates identified through the processes described above and will evaluate each of them on the same basis.

In addition, our bylaws permit stockholders to nominate directors for election at an annual stockholders meeting whether or not such nominee is submitted to and evaluated by the Nominating and Governance Committee. To nominate a director using this process, the stockholder must follow certain procedures required by the Bylaws which are described under “Additional Information — Advance Notice Required for Stockholder Nominations and Proposals” below.

Evaluating Candidates

The members of the Nominating and Governance Committee are responsible for assessing the skills and characteristics that candidates for election to the Board should possess, as well as the composition of the Board as a whole. This assessment will include the qualifications under applicable independence standards and other standards applicable to the Board and its committees, as well as consideration of skills and experience in the context of the needs of the Board. The charter of the Nominating and Governance Committee requires the committee to evaluate each candidate for election to the Board in the context of the Board as a whole, with the objective of recommending individuals that can best perpetuate the success of our business and represent stockholder interests through the exercise of sound business judgment using their diversity of experience in a number of areas. Each candidate must meet certain minimum qualifications, including:

•	independence of thought and judgment;

•	the ability to dedicate sufficient time, energy and attention to the performance of her or his duties, taking into consideration the nominee’s service on other public company boards; and

•	skills and expertise complementary to the existing Board members’ skills; in this regard, the Nominating and Governance Committee will consider the Board’s need for operational, sales, management, financial or other relevant expertise.

The Nominating and Governance Committee may also consider the ability of the prospective candidate to work with the then-existing interpersonal dynamics of the Board and her or his ability to contribute to the collaborative culture among Board members.

Based on this initial evaluation, the Nominating and Governance Committee will determine whether to interview the candidate, and, if warranted, will recommend that one or more of its members and senior management, as appropriate, interview the candidate in person or by telephone. After completing this evaluation and interview process, the Nominating and Governance Committee recommends to the Board a slate of director nominees for election at the next annual meeting of stockholders or for appointment to fill vacancies on the Board.

Information Regarding Meetings

During 2016, the Board of Directors held six meetings. The Audit Committee met four times, the Nominating and Governance Committee met twice and the Compensation Committee met twice. During 2016, all current directors attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of the committees of the Board of Directors held during the period of such director’s service.

We expect, but do not require, Board members to attend the annual meeting. Last year, all of our then-current Board members attended the annual meeting.

Stockholder Communications

Stockholders and other interested parties may communicate directly with our independent directors by sending a written communication in an envelope addressed to “Board of Directors (Independent Members)” in care of the Corporate Secretary at the address indicated on the first page of this proxy statement.

Stockholders and other interested parties may communicate directly with the Board of Directors by sending a written communication in an envelope addressed to “Board of Directors” in care of the Corporate Secretary at the address indicated on the first page of this proxy statement.

Website Availability of Governance Documents

You can access our Corporate Governance Guidelines, Code of Business Conduct and Ethical Practices, Audit Committee Charter, Nominating and Governance Committee Charter and Compensation Committee Charter on the Investors section of our website at www.dril-quip.com. Information contained on our website or any other website is not incorporated into this proxy statement and does not constitute a part of this proxy statement. Additionally, any stockholder who so requests may obtain a printed copy of the governance documents from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Compensation Committee Interlocks and Insider Participation

The Compensation Committee is comprised entirely of Messrs. Jupp, Lovoi, Shukis and Newman, each of whom is an independent director. None of the members of the Compensation Committee during fiscal year 2016 or as of the date of this proxy statement is or has been an officer or employee of Dril-Quip and no executive officer of Dril-Quip served on the compensation committee or board of any company that employed any member of Dril-Quip’s Compensation Committee or Board.

Policies and Procedures for Approval of Related Person Transactions

The Board has adopted a written policy implementing procedures for the review, approval or ratification of related person transactions. Under the policy, a “related person” is any director, executive officer or more than 5% stockholder. The policy applies to any transaction in which (1) we are a participant, (2) any related person has a direct or indirect material interest and (3) the amount involved exceeds $120,000, but excludes any transaction that does not require disclosure under Item 404(a) of Regulation S-K. The Nominating and Governance Committee is responsible for reviewing, approving and ratifying any related person transaction. The Nominating and Governance Committee intends to approve only those related person transactions that are in, or are not inconsistent with, the best interests of us and our stockholders.

RELATED PERSON TRANSACTIONS

Employment Agreements with Executive Officers

On December 8, 2011, we entered into employment agreements with Blake T. DeBerry, President and Chief Executive Officer, James A. Gariepy, Senior Vice President and Chief Operating Officer, Jerry M. Brooks, our former Vice President — Finance and Chief Financial Officer, and James C. Webster, Vice President — General Counsel and Secretary. The following summary of the employment agreements does not purport to be complete and is qualified by reference to the form of the agreements, which have been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Each employment agreement has an initial three-year term but automatically extends for one additional year on the third anniversary of the effective date and on each subsequent anniversary of the effective date. Pursuant to the employment agreements, each executive will receive an annual base salary at least equal to the annual base salary earned by such executive immediately prior to the effective date. In addition to an annual salary, each executive will be eligible to receive an annual bonus to be determined each year in accordance with our normal bonus practices or under any annual bonus plan adopted by us after the effective date. Each executive will also be entitled to paid vacation in accordance with the Company’s policies, to receive benefits consistent with our other senior executives, including medical, life and disability insurance, and to participate in our incentive, savings and retirement plans. Each employment agreement is subject to the right of the Company and each respective executive to terminate his employment at any time. The employment agreements provide certain benefits upon termination or change-in-control. For more information, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

In addition, each executive is subject to a perpetual covenant not to use or disclose our trade secrets or confidential information and, if the executive is terminated after the first anniversary of the effective date, non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

New Employment Agreements

On March 7, 2017, in connection with the appointment of Mr. Bird as Vice President and Chief Financial Officer of the Company and Mr. Brooks, our former Vice President — Finance and Chief Financial Officer, as Vice President of Investor Relations of the Company, we entered into (i) an employment agreement with

Mr. Bird, effective March 13, 2017 (the “Bird Employment Agreement”), and (ii) an employment agreement with Mr. Brooks, effective March 13, 2017 (the “New Brooks Employment Agreement”) that supersedes his employment agreement dated December 8, 2011 described above (the “Prior Brooks Employment Agreement”). The following summaries of the Bird Employment Agreement and the New Brooks Employment Agreement do not purport to be complete and are qualified by reference to the forms of the agreements, which have been filed with the SEC and may be obtained from the Corporate Secretary at the address indicated on the first page of this proxy statement.

Bird Employment Agreement

The Bird Employment Agreement has an initial term until December 8, 2019 but automatically extends for one additional year on such date and on each subsequent anniversary of such date. Pursuant to the Bird Employment Agreement, Mr. Bird will receive an annual base salary, which is initially $450,000, which may be subject to increases (but not decreases), as determined by the Board. In addition to an annual salary, Mr. Bird will be eligible to receive an annual bonus to be determined each year in accordance with our normal bonus practices or under any annual bonus plan adopted by us after the effective date. Mr. Bird will also be entitled to twenty days paid vacation subject to the Company’s policies, to receive benefits consistent with our other senior executives, including medical, life and disability insurance, and to participate in our incentive, savings and retirement plans. Mr. Bird will also be entitled to a cash sign-on bonus of $200,000 and an initial equity award with a grant date fair market value of 1,500,000 (the “Initial Equity Grant”) with (i) 50% of the Initial Equity Grant granted in the form of restricted stock that vests in one-third tranches on October 28th of each of 2017, 2018 and 2019, subject to continuous employment with the Company on such vesting dates, and (ii) the remaining 50% of the Initial Equity Grant in the form of performance-based stock units that vest on October 28, 2019 (based on the performance goals previously approved by the Compensation Committee for the performance period ending October 28, 2019), subject to continuous employment with the Company on such vesting date. The Bird Employment Agreement is subject to the right of the Company and Mr. Bird to terminate his employment at any time. If, prior to December 8, 2019, Mr. Bird’s employment is terminated by the Company without cause or by Mr. Bird for good reason (as defined in the Bird Employment Agreement), then with respect to the Initial Equity Grant, Mr. Bird will be entitled to (i) immediate vesting of all unvested shares of restricted stock and (ii) the vesting of the performance-based stock units based on actual results at the end of the relevant performance period and without any pro-rata adjustment for early termination, payable at the same time as if Mr. Bird had remained employed through the end of the applicable performance period.

The Bird Employment Agreement provides certain benefits upon termination or change-in-control. For more information, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

New Brooks Employment Agreement

The New Brooks Employment Agreement is for a one-year term. Pursuant to the New Brooks Employment Agreement, Mr. Brooks will receive an annual base salary of $305,000. In addition to an annual salary, Mr. Brooks will receive a bonus of $75,000 at the expiration of the one-year term of the New Brooks Employment Agreement. Mr. Brooks will also be entitled to paid vacation in accordance with the Company’s policies, to receive benefits consistent with our other senior executives, including medical, life and disability insurance, and to participate in our savings and retirement plans. The New Brooks Employment Agreement is subject to the right of the Company and Mr. Brooks to terminate his employment at any time.

The New Brooks Employment Agreement provides certain benefits upon termination or change-in-control. For more information, see “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

In addition, Mr. Brooks is subject to a perpetual covenant not to use or disclose our trade secrets or confidential information and non-competition and non-solicitation covenants during the term of his employment and for 12 months following his termination.

DIRECTOR COMPENSATION

Overview

For the year ended December 31, 2016, the non-employee Chairman of the Board received an annual fee of $150,000 and the Company’s other non-employee directors received an annual fee of $75,000. In addition, the non-employee chairmen of the Nominating and Governance Committee and the Compensation Committee of the Board each received a supplemental annual fee of $10,000, and the non-employee chairman of the Audit Committee of the Board received a supplemental annual fee of $15,000. Further, the non-employee Chairman of the Board and the other non-employee directors received a fee of $1,000 for attendance at each Board of Directors meeting and $1,000 for each committee meeting. No changes were made to the Board’s compensation for 2016 from its 2015 compensation. In March 2017, in support of management’s decision to institute pay reductions for Company employees worldwide, the Board approved a 10% reduction in the annual fees paid to non-employee directors, with the annual fee paid to the non-employee Chairman of the Board decreasing to $135,000 and the annual fee paid to the other non-employee directors decreasing to $67,500, effective April 1, 2017. All directors are reimbursed for their out-of-pocket expenses and other expenses incurred in attending meetings of the Board or its committees and for other expenses incurred in their capacity as directors.

Under the Company’s 2004 Incentive Plan, as amended, non-employee directors may be granted awards in the form of stock options, stock appreciation rights, stock awards, cash awards or performance awards.

Stock ownership guidelines for non-employee directors were adopted in May 2012. Under these guidelines, each non-employee director is expected to own Dril-Quip common stock valued at five times the then current annual cash retainer paid to such non-employee director. If, however, at any time the Chairman of the Board is a non-employee and is receiving a retainer greater than that paid to the non-employee directors who are not Chairman of the Board, the Chairman of the Board is generally expected to own common stock valued at five times the then current annual cash retainer paid to non-employee directors who are not Chairman of the Board. New directors are expected to attain the specified level of ownership within five years of becoming a director.

The following table sets forth a summary of the compensation paid to our non-employee directors for 2016:

Name	Fees Earned or Paid in Cash	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation	Total
John V. Lovoi	$0	$326,858	—	—	—	—	$326,858
Alexander P. Shukis	$77,250	$144,361	—	—	—	—	$221,611
Terence B. Jupp	$0	$235,614	—	—	—	—	$235,614
Steven L. Newman	$0	$223,065	—	—	—	—	$223,065

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awarded to each of the directors annually pursuant to the 2004 Incentive Plan and restricted stock issued in lieu of cash fees pursuant to the director stock compensation program, computed in accordance with FASB ASC 718, “Share-Based Payment” (“ASC 718”), in the following total amounts:

Name	Restricted Stock Awards/Units
John V. Lovoi	5,973
Alexander P. Shukis	2,863
Terence B. Jupp	4,418
Steven L. Newman	4,204

Assumptions used in the calculation of this amount are included in footnote 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2017.

Upon the recommendation of the Compensation Committee, the Board granted 2,311 shares of restricted stock to each of Messrs. Lovoi, Shukis, Jupp and Newman in October 2016 under the 2004 Incentive Plan, as amended.

Director Stock Compensation Program

In June 2014, the Board of Directors authorized a stock compensation program for non-employee directors pursuant to the 2004 Incentive Plan. Under this program, non-employee directors have the option to receive all or a portion of their board and committee fees (but not expenses) in the form of restricted stock awards in an amount equal to 125% of such fees in lieu of cash. Each director may elect to take fees in the form of restricted stock prior to the beginning of the subject calendar year. Each director taking fees in the form of restricted stock receives his award attributable to a calendar quarter on or about the first business day of the next calendar quarter in an amount equal to 125% of the cash equivalent of his fees, with the number of shares determined by the stock price on the last trading day of the calendar quarter for which the fees are being determined. These awards fully vest on the first day of the second calendar year following issuance. The director stock compensation program is intended to encourage non-employee directors to acquire and hold common stock of the Company to align the interests of directors and the Company’s other stockholders. Messrs. Lovoi, Shukis, Jupp and Newman each elected to take all or a portion of their Board fees in the form of restricted stock during 2016, and each has elected to do so again in 2017.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Overview

The primary objectives of our compensation programs are to attract and retain talented executive officers and to deliver rewards for superior corporate performance. We had four named executive officers in 2016: our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel. The compensation of our named executive officers was at the discretion of the Compensation Committee (the “Committee”) and was governed in part by employment agreements entered into with those executives on December 8, 2011. The employment agreements are described under “Related Person Transactions — Employment Agreements with Executive Officers” and “Executive Compensation — Potential Payments Upon Termination or Change-in-Control.”

Purpose of the Executive Compensation Program

Our executive compensation program has been designed to accomplish the following objectives:

•	align executive compensation with performance and appropriate peer group comparisons;

•	produce long-term, positive results for our stockholders;

•	create a proper balance between building stockholder wealth and executive wealth while maintaining good corporate governance; and

•	provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

Administration of Executive Compensation Program

Our executive compensation program is administered by the Committee. The specific duties and responsibilities of the Committee are described in this proxy statement under “Corporate Governance Matters — Committees of the Board of Directors — Compensation Committee.” The Committee normally meets each February to set cash bonuses earned during the prior year and to establish performance targets for the annual incentive compensation plan. The Committee also normally meets in October to determine base salaries for our executive officers and award equity-based compensation. The Committee also meets at other times during the year and acts by written consent when necessary or appropriate.

Our Chief Executive Officer provides recommendations on the base salaries of our other executive officers. Our Chief Executive Officer also periodically reviews and recommends specific performance metrics to be used for determining our annual cash incentive payments. These recommendations are then presented to the Committee for its consideration and approval. Our Chief Executive Officer bases his recommendations on a variety of factors such as his appraisal of the executive’s job performance and contribution to the Company, improvement in organizational and employee development and accomplishment of strategic priorities. Our Chief Executive Officer does not make any recommendations regarding his own compensation.

2016 Compensation Highlights

Compensation determinations made for 2016 reflect our pay-for-performance philosophy and the Company’s intent to align compensation paid to our named executive officers with the interests of our stockholders. The key compensation determinations made with respect to our named executive officers for 2016 are summarized as follows:

•	No increases to base salaries or target incentive compensation in 2016. In October 2016, our Committee decided to leave the base salaries of our named executive officers unchanged from 2015 levels, which were unchanged from the increases made in October 2014. In addition, the Committee decided not to increase target annual cash incentives or long-term incentive grants.

•	Annual Cash Incentive Compensation paid at 55.5% of target. The performance multiplier for our annual cash incentive for named executive officers was 55.5%. This payout was determined by the Committee based upon the Company’s EBIT for 2016 being approximately 88% of its targeted EBIT for that same period and the Company not meeting the threshold for the Book to Bill element of the 2016 Bonus Plan.

•	2013 Performance Units paid at 91.5% of target. The Company’s total stockholder return ranked in the 47th percentile of the 15 component companies of the Philadelphia Oil Service Index over the three-year period from October 1, 2013 through September 30, 2016, which resulted in 91.5% of the 2013 performance units vesting in accordance with the award agreements. Due to the decline in stock price since the grant date of October 28, 2013, the actual amount realized by the named executive officers using the closing price on the vesting date of October 28, 2016 was 38% of the original grant date value.

The ultimate value realized by our long-term compensation grants is heavily influenced by the performance of our stock, both on an absolute basis and relative to the Philadelphia Oil Service Index. The following chart compares the realizable value (as defined below) of long-term compensation grants made during the three-year period beginning on October 1, 2013 and ending on September 30, 2016 to the original grant date fair market value of such grants for each named executive officer.

•	Realizable value is defined as the pre-tax value as of September 30, 2016 of all restricted stock units and performance units granted between October 1, 2013 and ending on September 30, 2016 with certain assumptions regarding performance units as discussed below.

•	For the 2013 performance unit grant, the 91.5% vesting level, discussed above, is reflected in the chart.

•	For performance unit awards for which the performance period is not yet complete (2014 grants and 2015 grants), the value is based on our period-to-date results through September 2016.

2017 Compensation Highlights

The Committee made significant adjustments to base salaries and the annual cash incentives program for 2017 to account for the impact of the continued decline in industry conditions on the Company. The changes are as follows:

•	Base salaries for executive officers were decreased by 10% effective January 30, 2017 based upon a proposal of the Chief Executive Officer, which was agreed to by each executive officer and approved by the Committee.

•	EBITDA replaced EBIT as a performance criteria to be more aligned with industry norms and to focus more on generating positive cash flow.

•	The threshold performance level under the EBITDA Element (below which no payout would be earned for this element) was set at 95%, an increase from the 85% threshold for the 2016 EBIT Element.

•	Free Cash Flow was added as a third performance criteria in 2017 to focus the Company on cash generation during the downcycle.

These changes are discussed in more detail below under “— Elements of Compensation — Annual Cash Incentive Compensation.”

Role of Consultants

The Committee has the authority to engage a third-party consultant at any time. Since October 2011, the Committee has engaged a third-party consultant, Meridian Compensation Partners, LLC (“Meridian”), to provide independent advice on executive compensation and evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian reports directly to the Committee, which pre-approves the scope of work and the fees charged. The Committee reviewed and assessed Meridian’s independence and performance in order to confirm that it was independent and met all applicable regulatory requirements. No other services were provided to us by Meridian in 2016.

In October 2016, at the direction of the Committee, Meridian evaluated the base salary and short term and long term incentive compensation of our named executive officers. As it had done in prior years for the Committee, Meridian used publicly available data from a peer group of oilfield service companies to assist in that analysis.

The peer group data used in October 2016 in relation to compensation for the Company’s named executive officers for 2016 was the same peer group used by Meridian in its October 2015 report to the Committee except that Frank’s International N.V. replaced Hercules Offshore, Inc. With that change, the peer group consisted of the following 12 publicly traded oilfield services and equipment companies: Atwood Oceanics, Inc., Forum Energy Technologies, Inc., Frank’s International N.V., Gulfmark Offshore, Inc., Helix Energy Solutions Group, Inc., Hornbeck Offshore Services, Inc., Newpark Resources, Inc., Oceaneering International, Inc., Oil States International, Inc., Parker Drilling Company, Superior Energy Services, Inc. and Tesco Corporation.

This peer group of companies represents a group of companies in the oilfield services industry of comparable size to Dril-Quip based on measures such as enterprise value, revenues, market capitalization and assets. We believe that the use of this group as a reference for evaluating our compensation policies helps align us with our peers and competitors and ensure our compensation program remains competitive when compared to our competition for executive talent. We also believe this group of companies provides a sufficiently large data set that is generally not subject to wide changes in compensation data.

Pursuant to Meridian’s recommendations and its own analysis, the Committee has implemented the compensation program for our named executive officers as further described below.

Elements of Compensation

General

Our executive compensation program generally consists of the following elements:

•	base salary;

•	annual incentive compensation in the form of cash bonuses;

•	long-term stock-based incentive compensation consisting of restricted stock and performance unit awards;

•	contributions to our 401(k) retirement plan; and

•	benefits such as medical and dental insurance.

We primarily seek to reward achievement of our short-term goals with base salary and annual cash incentive compensation, while long-term interests are rewarded through long-term equity awards. We believe that base salaries should be at levels competitive with peer companies that compete with us for business opportunities and executive talent, and annual cash bonuses and long-term stock-based incentive awards should be at levels which reflect progress toward our corporate goals and individual performance. In general, salary level and annual and long term incentive compensation for each named executive officer are based on market data for the officer’s position. Compensation levels can vary compared to the market due to a variety of factors such as experience, scope of responsibilities, tenure and individual performance.

Relative Size of Major Compensation Elements

The relative sizes of the components of an executive’s compensation are determined in the sole discretion of the Committee, often with reference to recommendations by third party consultants. Pursuant to their employment agreements, however, the Committee may not reduce the salary of our named executive officers without their consent.

Factors taken into account in determining compensation for all executive officers are our performance and the executive’s responsibilities, experience, leadership, potential future contributions and demonstrated individual performance. The Committee seeks to achieve the appropriate balance between immediate cash rewards for the achievement of company-wide and personal objectives and long-term incentives that align the interests of our executive officers with those of our stockholders. In setting executive compensation, the Committee considers the aggregate compensation payable to an executive officer and the form of the compensation. The Committee also considered the results of the 2016 advisory vote on executive compensation and, based upon the strong stockholder support, believes that its approach to executive compensation is appropriate.

The following charts summarize the relative size of base salary and incentive compensation for 2016 for each of our named executive officers:

(1)	Calculated using the aggregate grant date fair value of the restricted stock awards and performance unit awards at target award level.

Base Salary

We evaluate base salaries for our named executive officers annually or as warranted by circumstances. The base salaries for our Chief Executive Officer and our other executive officers are reviewed and approved by the Committee. Our Chief Executive Officer provides recommendations on adjustments to the base salary of our other executive officers. Base salary recognizes the job being performed and the value of that job in the competitive market. Base salary must be sufficient to attract and retain the executive talent necessary for our continued success and provide an element of compensation that is not at risk in order to avoid fluctuations in compensation that could distract our executives from the performance of their responsibilities.

Base salaries for our named executive officers are based on a review of numerous factors, including our financial and operating performance during the relevant period and the executive officer’s experience level and contribution to our success. Salary determinations are subjective and are not based on any formula. The Committee and the Chief Executive Officer, as applicable, make an assessment of our actual financial results compared to our overall annual budget based on the financial statements as a whole, taking into account market and economic conditions unknown during the preparation of the relevant annual budgets. Among other items, the Committee and the Chief Executive Officer compare our actual revenues and expenses, operating income, net income and earnings per share to the budgeted amounts for these items. In addition, annual adjustments to base salary also reflect changes or responses to changes in market data.

In October 2016, the Committee met to review the overall compensation of the named executive officers based on their positions and performance, and in relation to the compensation provided to executives at the Company’s peers. In connection with that review, the Committee decided to leave the salaries of Messrs. DeBerry, Gariepy, Brooks and Webster unchanged at the 2015 levels of $680,000, $625,000, $395,000 and $355,000, respectively, to reflect the continued softening of the industry environment and the Company’s business outlook.

In January 2017, each named executive officer voluntarily agreed to a 10% reduction in his base salary to $612,000, $562,500, $355,500, $319,500 for Messrs. DeBerry, Gariepy, Brooks and Webster, respectively, effective January 30, 2017, based upon a proposal of the Chief Executive Officer, which was approved by the Committee. The reduction was made as part of an overall reduction of wages for employees worldwide in an effort to reduce the Company’s operating costs to fit the current market conditions and the Company’s decreased revenue as operators continue to defer projects. In March 2017, Mr. Bird was appointed as Vice President and Chief Financial Officer with a base salary of $450,000, and Mr. Brooks was appointed Vice President of Investor Relations with a base salary of $305,000.

Annual Cash Incentive Compensation

Our annual incentive compensation award provides an annual cash award that is designed to link each employee’s annual compensation to the achievement of annual performance objectives for the Company, as well as to recognize the employee’s performance during the year.

2016 Awards. In February 2016, the Committee approved cash bonus criteria under our STIP for executive officers for their performance in 2016 (the “2016 Bonus Criteria”). Under the terms of the 2016 Bonus Criteria, each executive’s bonus award for 2016 performance was calculated based on

•	(A) our performance, measured against budgeted EBIT and (B) our ratio of annual bookings to annual revenues (the “Book to Bill Ratio”), in each case in the 12-month period ending December 31, 2016 against target performance for each measure,

•	the executive officer’s achievement of personal objectives and

•	the bonus target amounts for each executive officer which are set by the Committee. The annual cash incentive targets for each of our executive officers for 2016 were set by the Committee and were unchanged from 2015 at the following percentages of their salaries: 100% for each of Mr. DeBerry and Mr. Gariepy, and 75% for each of Mr. Brooks and Mr. Webster.

In response to the continued decline in industry conditions, the Committee reduced the EBIT Bonus Multiplier under the EBIT Element of the 2016 Bonus Criteria. For example, EBIT performances of 100% and 130% of budget that had EBIT Bonus Target Multipliers of 100% and 200%, respectively, under the 2015 Bonus Criteria, were changed to have EBIT Bonus Target Multipliers of 75% and 150%, respectively, under the 2016 Bonus Criteria. As a result, the maximum payout under the 2016 Bonus Criteria was 165% of target for all of our named executive officers.

Also as a result of the difficult industry conditions, the Committee added the Book to Bill Ratio as a second performance criteria in 2016 and set an aggressive target by providing that the 2016 budgeted Book to Bill Ratio earn only the threshold amount (50% multiplier). The Book to Bill Ratio is intended to focus management’s attention on bookings, which the Committee views as a key Company performance objective in the current industry environment. Annual bookings is the amount of bookings added to the Company’s backlog during the year less any bookings removed from the Company’s backlog during the year for cancellations or contract revisions. Annual bookings can be calculated as backlog at year end less backlog at the beginning of the year plus annual revenue. At the beginning of 2016, our Chief Executive Officer proposed, and the Committee approved, our budget for 2016, including EBIT and Book to Bill Ratio. In addition, certain personal objectives were established for our executive officers. EBIT and Book to Bill Ratio were chosen by the Committee as the relevant Company performance metrics for the 2016 annual cash incentive awards. Our EBIT and Book to Bill Ratio for 2016 were calculated by our Chief Financial Officer, based upon our audited financial statements, and presented to the Committee. The Committee reviewed the calculations as prepared by our Chief Financial Officer and determined the applicable performance percentages for purposes of determining the amount of the bonus in accordance with the following pre-determined threshold, target and maximum amounts:

	EBIT Element (70% of Bonus Determination)
	EBIT Performance as % of Budget	EBIT Bonus Target Multiplier
Maximum	130%	150%
	125 120	137.5 125
	115	112.5
	110	100
	105	88
Target	100%	75%
	95	66.7
	90	58.3
Threshold	85%	50%
	less than 85%	0%

	Book to Bill Ratio Element (30% of Bonus Determination)
	Annual Book to Bill Ratio	Book to Bill Multiplier
Maximum	≥1.4	200%
	≥1.3 ≥1.2	175 150
	≥1.1	125
Target	≥1.0	100%
	≥0.9	75
Threshold	≥0.8	50%
	<0.8	0%

The bonus amounts were determined by multiplying the dollar amount of each executive officer’s incentive target by (i) the appropriate EBIT Bonus Target Multiplier, and then multiplying that product by 70% (“2016 EBIT Payout”), and (ii) the appropriate Book to Bill Target Multiplier, and then multiplying that product by 30% (“2016 Book to Bill Payout”). Interpolation was used for determining the EBIT Bonus Target Multiplier but not for determining the Book to Bill Multiplier. The sum of the 2016 EBIT Payout and the 2016 Book to Bill Payout was then subject to reduction by up to 30% for personal objectives that were not satisfied. The determination of whether personal objectives was satisfied was at the discretion of our Chief Executive Officer and the Committee for our Chief Operating Officer, Chief Financial Officer and General Counsel, and at the discretion of the Committee for our Chief Executive Officer.

Based on our performance in 2016, the Committee determined the EBIT Bonus Target Multiplier to be 55.5% based upon the Company’s actual EBIT for 2016 being approximately 88% of its targeted EBIT for 2016. The Company failed to meet the threshold for any payout on the Book to Bill element. After any adjustment for the performance of our executive officers based on the achievement of their personal objectives in 2016, in February 2017, the Committee awarded bonuses to Messrs. DeBerry, Gariepy, Brooks and Webster in the amounts of $256,100, $242,700, $106,400 and $103,400, respectively, for their performance in 2016.

2017 Awards. In February 2017, the Committee approved cash bonus criteria under our STIP for executive officers for their performance in 2017 (the “2017 Bonus Criteria”). Under the terms of the 2017 Bonus Criteria, each executive’s bonus award for 2017 performance will be calculated based on

•	(A) our performance, measured against budgeted EBITDA, (B) our ratio of annual bookings to annual revenues (the “Book to Bill Ratio”), and (C) absolute free cash flow generated (the “Free Cash Flow”), in each case in the 12-month period ending December 31, 2017 against target performance for each measure,

•	the executive officer’s achievement of personal objectives and

•	the bonus target amounts for each executive officer which are set by the Committee.

The Committee made no changes to the executive officers’ annual cash bonus target amounts for 2017.

To focus more on cash flow, the Committee changed the EBIT Element table for 2016 to an EBITDA Element table for 2017. In addition, the Committee increased the minimum threshold for payout in the EBITDA Element to 95%, which had been 85% in the EBIT Element table used in 2016. The maximum payout under the 2017 Bonus Criteria is 180% of target for all of our named executive officers.

To further focus management on generating positive cash flow, the Committee added Free Cash Flow as a third performance criteria in 2017 and set an aggressive target by providing a threshold of 90% of the budgeted amount of Free Cash Flow. At the beginning of 2017, our Chief Executive Officer proposed, and the Committee approved, our budget for 2017, including EBITDA, Book to Bill Ratio and Free Cash Flow. In addition, certain personal objectives have been established for our executive officers. EBITDA, Book to Bill Ratio and Free Cash Flow were chosen by the Committee as the relevant Company performance metrics for the 2017 annual cash incentive awards. Our EBITDA, Book to Bill Ratio and Free Cash Flow for 2017 will be calculated by our Chief Financial Officer and presented to the Committee in early 2018. The Committee will review the calculations as prepared by our Chief Financial Officer and determine the applicable performance percentages for purposes of determining the amount of the bonus in accordance with the following threshold, target and maximum amounts:

	EBITDA Element (40% of Bonus Determination)
	EBITDA Performance as % of Budget	EBITDA Bonus Target Multiplier
Maximum	130%	150%
	125	137.5
	120	125
	115	112.5
	110	100
	105	88
Target	100%	75%
Threshold	95%	66.7%

	Book to Bill Ratio Element (30% of Bonus Determination)
	Annual Book to Bill Ratio	Book to Bill Multiplier
Maximum	≥1.5	200%
	≥1.4	175
	≥1.3	150
	≥1.2	125
Target	≥1.1	100%
	≥1.0	75
Threshold	≥0.9	50%

	Free Cash Flow Element (30% of Bonus Determination)
	Free Cash Flow as % of Budget	Free Cash Flow Multiplier
Maximum	400%	200%
	350	183
	300	167
	250	150
	200	133
	150	117
Target	100%	100%
Threshold	90%	83%

The bonus amounts will be determined by multiplying the dollar amount of each executive officer’s incentive target by (i) the appropriate EBITDA Bonus Target Multiplier, and then multiplying that product by 40% (“2017 EBITDA Payout”), (ii) the appropriate Book to Bill Target Multiplier, and then multiplying that product by 30% (“2017 Book to Bill Payout”), and (iii) the appropriate Free Cash Flow Multiplier, and then multiplying that product by 30% (“2017 Free Cash Flow Payout”). Interpolation will be used for determining the EBITDA Bonus Target Multiplier but not for determining the Book to Bill Multiplier or the Free Cash Flow Multiplier. The sum of the 2017 EBITDA Payout, the 2017 Book to Bill Payout and the 2017 Free Cash Flow Payout is then subject to reduction by up to 30% for personal objectives that are not satisfied. Our Committee may use its discretion to reduce the 2017 EBITDA Payout, the 2017 Book to Bill Payout or the 2017 Free Cash

Flow Payout prior to the determination of the extent to which any personal objectives have been met. The determination of whether personal objectives are satisfied will be at the discretion of our Chief Executive Officer and the Committee for our Chief Operating Officer, Chief Financial Officer and General Counsel, and at the discretion of the Committee for our Chief Executive Officer.

Long-Term Stock-Based Incentive Compensation

In 2016, the division of awards under our 2004 Incentive Plan between restricted stock and performance units at target was as follows:

Restricted Stock Grants. The Committee is responsible for restricted stock grants under our incentive compensation plan. The Committee approves the grant of restricted stock at meetings of the Committee, and generally does not grant restricted stock by written consent. The Committee establishes an award for our named executive officers and a total number of awards for non-executive employees and delegates to the Chief Executive Officer the distribution of such awards to our non-executive employees. Historically, our grants of equity compensation have been made on October 28, the anniversary of the closing of our initial public offering.

In determining the amount, if any, of restricted stock granted to our named executive officers and our other key employees, the Committee considers numerous factors, including, among others, the following:

•	our financial and operating performance during the relevant period;

•	the executive’s contribution to our success;

•	the level of competition for executives with comparable skills and experience; and

•	the total number of shares of restricted stock granted to an executive over the course of his or her career, together with the retentive effect of additional restricted stock grants.

Based on these considerations, the Committee awarded Mr. DeBerry with 26,831 shares of restricted stock, Mr. Gariepy with 24,251 shares of restricted stock, Mr. Brooks with 8,875 shares of restricted stock and Mr. Webster with 8,668 shares of restricted stock in October 2016.

Performance Units. The Committee also elected to grant to our current named executive officers shares of performance units in October 2016 under the 2004 Incentive Plan. The Committee believes that the performance unit awards better align executive performance with stockholder interests and focus the officers on long-term performance as the performance units vest over three-year intervals. Under the plan, participants may earn from 0% to 200% of their target number of shares based upon the Company’s relative total shareholder return (“TSR”) to the 15 component companies of the Philadelphia Oil Service Index (“OSX index”). The TSR is calculated over a 3-year period from October 1, 2016 to September 30, 2019.

The Committee considered the same factors enumerated above for its grant of performance units. Based on these considerations, the Committee awarded Mr. DeBerry with 26,831 performance units, Mr. Gariepy with

24,251 performance units, Mr. Brooks with 8,875 performance units and Mr. Webster with 8,668 performance units. The Committee determined that it was appropriate to grant each executive officer awards in an equal number of performance units and restricted stock shares to balance the objectives of retention and performance.

Stock Options. The Committee last awarded stock options to named executive officers in October 2011. At that time, the Committee engaged Meridian to evaluate and recommend appropriate modifications to our compensation program consistent with our program’s objectives. Meridian completed its report in November 2011 and, pursuant to Meridian’s recommendations and after internal deliberation, the Committee elected to discontinue the use of stock options as an incentive tool in favor of restricted stock and performance unit awards, which more closely aligns the Company with its market peers.

Other Benefits

We provide our executive officers with other personal benefits that we believe are reasonable and consistent with our overall compensation program.

The employment agreements of our named executive officers provide certain benefits upon termination which are described under “Potential Payments Upon Termination or Change-in-Control.” We believe these benefits are consistent with those awarded by our peer group and are beneficial in retaining executives. These benefits are also intended to help ensure each named executive officer’s continued full attention to our business needs in the event we were to become the subject of the types of change in control transactions described in the agreements.

We seek to provide benefit plans, such as medical, life and disability insurance, in line with market conditions. Executive officers are eligible for the same benefit plans provided to other employees, including insurance plans and supplemental plans chosen and paid for by employees who wish additional coverage. We do not have any special insurance plans for executive officers.

Post-Employment Benefits

We make contributions to the Dril-Quip, Inc. 401(k) Plan, which is a voluntary and contributory plan for eligible employees. Our contributions, which are based on a percentage of matching employee contributions, totaled approximately $3.1 million in 2016, which includes an aggregate of $41,215 for our named executive officers’ benefit.

Executive Stock Ownership Guidelines

To align the interests of our executive officers and stockholders, executive officers should have a significant financial stake in the Company. To further that goal, the Board adopted, effective as of May 10, 2012, the stock ownership guidelines described below for our executive officers. These guidelines were implemented following evaluation of peer group proxy disclosure data and review by the Compensation Committee and its compensation consultant. Under the guidelines, our Chief Executive Officer should own Dril-Quip common stock having a market value of five times base salary, our senior vice presidents should own Dril-Quip common stock having a market value of four times base salary and our other executive officers should own Dril-Quip common stock having a market value of three times their respective base salaries.

For purposes of the guidelines, the ownership requirement is determined based on the executive’s current base salary. The base salary multiple amount is converted to a fixed number of shares using the average closing price of our common stock for the prior calendar year.

In addition to shares owned outright, equivalent shares held in our retirement plan, unvested restricted stock awards, the target number of unvested performance stock units, and shares held by immediate family members of the executive officer residing in the same household are counted towards the guidelines. Newly hired or recently promoted officers are given a period of five years from such hiring or promotion to comply with these guidelines. The Compensation Committee reviews our executive officers’ stock holdings annually to monitor compliance with these guidelines. Each of our executive officers is in compliance with our stock ownership guidelines.

Hedging and Pledging Policy

We have also adopted a policy, effective as of February 19, 2015, prohibiting directors and executive officers from entering into speculative transactions in our common stock. The hedging policy prohibits the purchase or sale of puts, calls, options or other derivative securities based on our common stock by directors or executive officers. We also prohibit hedging or monetization transactions, such as forward sale contracts, in which the director or executive officer continues to own the underlying common stock without all the risks or rewards of ownership, and the pledging by directors or executive officers of our common stock as collateral for a loan or for any other purpose.

Impact of Accounting and Tax Treatments

Accounting Treatment

Under ASC 718, we recognize the cost of employee services received in exchange for awards of equity instruments based on the grant date fair value of those awards. Restricted stock awards are measured based on the fair value of the stock at the date of grant. We valued the performance unit awards using a Monte Carlo simulation model based on probable achievement level of the underlying performance conditions as of the grant date.

Tax Treatment

Section 162(m) of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for compensation in excess of $1 million paid to the Chief Executive Officer or any of the three other most highly compensated officers other than the Chief Financial Officer. Performance-based compensation arrangements may qualify for an exemption from the deduction limit if they satisfy various requirements under Section 162(m). Although we consider the impact of this rule when developing and implementing our executive compensation program, we believe it is important to preserve flexibility in designing compensation programs. Accordingly, we have not adopted a policy that all compensation must qualify as deductible under Section 162(m).

Stockholder Advisory “Say-on-Pay” Vote

At our 2017 annual meeting, we are providing our stockholders with the opportunity to cast an advisory vote on the compensation of our named executive officers, commonly known as a “say-on-pay” vote. This vote provides our stockholders the opportunity to express their views regarding the compensation program for our named executive officers as disclosed in this proxy statement. As an advisory vote, the say-on-pay vote at our 2017 annual meeting will not be binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by our stockholders, and the Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers. For additional information, please refer to “Proposal 3: Advisory Vote to Approve Executive Compensation” beginning on page 40.

The advisory vote at our 2017 annual meeting will be our seventh “say-on-pay” vote. We conducted a say-on-pay vote at our 2016 annual meeting at which an advisory resolution approving the compensation of our named executive officers, as disclosed in our proxy statement for such annual meeting, was approved by approximately 97% of the shares that were voted either for or against the resolution (excluding abstentions and broker non-votes). We have considered the favorable results of this vote, and the Committee has not made any changes to our overall executive compensation program as a direct result of the vote.

At our 2011 annual meeting, we also conducted an advisory vote on the frequency of future stockholder advisory votes on executive compensation, at which the Board of Directors recommended that our stockholders vote in favor of holding annual say-on-pay votes instead of the other options presented. At our 2011 annual meeting, approximately 87% of the shares that were voted in favor of one of the three available frequency recommendations (excluding abstentions and broker non-votes) voted in favor of an annual frequency, approximately five percent voted in favor of holding future votes once every two years, and approximately eight percent voted in favor of holding future votes once every three years. In May 2011, we disclosed that, in accordance with the results of the advisory vote, we intended to hold future say-on-pay votes annually until we next held an advisory vote on the frequency of say-on-pay votes as required under SEC rules. At our 2017 annual meeting, we are providing our stockholders with the opportunity to cast an advisory vote on the frequency of future stockholder advisory votes on executive compensation. We are again proposing that the vote be held every year. For additional information, please refer to “Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation” beginning on page 41.

Compensation Committee Report

The Compensation Committee of the Board has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management. Based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.

The Compensation Committee

Terence B. Jupp
John V. Lovoi
Steven L. Newman
Alexander P. Shukis

Summary Compensation Table

The following table sets forth information regarding the compensation of our Chief Executive Officer, Chief Operating Officer, Chief Financial Officer and General Counsel (collectively, the “named executive officers”) for services rendered in all capacities during 2014, 2015 and 2016:

	Year	Salary	Bonus	Stock Awards (1)	Option Awards	Non-Equity Incentive Plan Compensation (2)	All Other Compensation (3)		Total
Blake T. DeBerry	2016	$680,000	—	$2,734,347	—	$256,100	$10,080		$3,680,527
President and Chief Executive Officer	2015	680,000	—	2,862,562	—	680,000	10,126		4,232,688
	2014	659,519	—	3,111,477	—	655,000	9,764		4,435,759

James A. Gariepy	2016	625,000	—	2,471,419	—	242,700	15,755		3,354,874
Senior Vice President and Chief Operating Officer	2015	625,000	—	2,587,304	—	625,000	14,019		3,851,323
	2014	604,519	—	2,812,355	—	600,000	172,685	(4)	4,189,559

Jerry M. Brooks	2016	395,000	—	904,451	—	106,400	14,157	(5)	1,420,008
Former Vice President — Finance and Chief Financial Officer (6)	2015	395,000	—	946,758	—	287,300	19,289	(5)	1,648,347
	2014	382,712	—	1,029,171	—	282,900	13,825	(5)	1,708,608

James C. Webster	2016	355,000	—	883,356	—	103,400	11,335		1,353,091
Vice President — General Counsel and Secretary	2015	355,000	—	924,761	—	266,200	11,325		1,557,285
	2014	342,711	—	1,005,206	—	255,000	10,896		1,613,813

(1)	Amounts reflect the aggregate grant date fair value of restricted stock awards and performance unit awards computed in accordance with ASC 718. With respect to performance unit awards, amounts are based on probable achievement level of the underlying performance conditions as of the grant date. Assumptions used in the calculation of this amount are included in footnote 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2017. The maximum value at the grant date of performance unit awards assuming the highest level of performance is achieved is as follows:

Name	Year	Maximum Value of Performance Unit Awards ($)
Blake T. DeBerry	2016	2,599,924
James A. Gariepy	2016	2,349,922
Jerry M. Brooks	2016	859,988
James C. Webster	2016	839,929

(2)	Amounts reflect short term incentive awards earned with respect to performance in the designated year and paid in the following year.
(3)	The amounts shown in 2014 include our matching contributions to Mr. DeBerry’s 401(k) account in the amount of $9,069 and to each other named executive officer’s 401(k) account in the amount of $10,200. The amounts shown in 2015 include our matching contributions to Mr. DeBerry’s 401(k) account in the amount of $9,415 and to each other named executive officer’s 401(k) account in the amount of $10,600. The amounts shown in 2016 include our matching contributions to Mr. DeBerry’s 401(k) account in the amount of $9,415 and to each other named executive officer’s 401(k) account in the amount of $10,600. Each named executive officer is responsible for paying income tax on the amounts listed above.
(4)	The amount shown for Mr. Gariepy for 2014 includes payments of foreign taxes of $161,775, associated with his prior overseas assignment.
(5)	The amount shown for Mr. Brooks for 2014, 2015 and 2016 include payments of $2,912, $7,976 and $2,849, respectively, for unused vacation in connection with a change in the Company’s policies with respect to the accrual of vacation days.
(6)	Mr. Brooks served as our Vice President — Finance and Chief Financial Officer until March 13, 2017.

Grants of Plan-Based Awards

The following table contains information with respect to the grant of plan-based awards during 2016.

	Grant Date	Date of Nominating, Governance and Compensation Committee Approval	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option Awards	Grant Date Fair Value of Stock and Option Awards (3)
			Threshold	Target	Maximum	Threshold	Target (#)	Maximum
Blake T. DeBerry	—	—	$340,000	$561,000	$1,122,000	—	—	—	—	—		—
	10/28/2016	10/20/2016	—	—	—		26,831		—	—		$1,299,962
	10/28/2016	10/20/2016				13,415	26,831	53,662				1,434,385
James A. Gariepy	—	—	312,500	515,625	1,031,250	—	—	—	—	—		—
	10/28/2016	10/20/2016	—	—	—		24,251		—	—		1,174,961
	10/28/2016	10/20/2016				12,125	24,251	48,502				1,296,458
Jerry M. Brooks	—	—	148,125	244,406	488,813	—	—	—	—	—		—
	10/28/2016	10/20/2016	—	—	—		8,875		—	—		429,994
	10/28/2016	10/20/2016				4,437	8,875	17,750				474,458
James C. Webster	—	—	133,125	219,656	439,313	—	—	—	—	—		—
	10/28/2016	10/20/2016	—	—	—		8,668		—	—		419,965
	10/28/2016	10/20/2016				4,334	8,668	17,336				463,391

(1)	The estimated payouts under non-equity incentive plan awards were based on the terms of the 2016 Bonus Criteria. The maximum payout amount (as shown in the Maximum column) was 165% of target for all of our named executive officers. The target payout amount (as shown in the Target column) was 82.5% of target for all of our named executive officers. The threshold payout amount (as shown in the Threshold column) was 50% of target for all of our named executive officers. Actual amounts paid in 2017 for 2016 performance are shown in the Non-Equity Incentive Plan Compensation column of the Summary Compensation Table.
(2)	The grants of equity incentive plan awards consist of two types of awards for each named executive officer: a restricted stock unit award covering a number of shares listed in the Target # column in the second line for each officer, and a performance unit award, for which threshold, target and maximum numbers of shares are shown in the columns under Estimated Future Payouts Under Equity Incentive Plan Awards in the third line for each officer. The 2016 restricted shares vest in 33 1/3% increments annually beginning on October 28, 2017. The performance unit awards vest based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2016 to September 30, 2019. All awards were granted under our 2004 Incentive Plan.
(3)	Represents the full grant date fair value of the awards calculated in accordance with ASC 718. Assumptions used in the calculation of this amount are included in footnote 15 to our audited consolidated financial statements for the fiscal year ended December 31, 2016, included in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2017.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning the outstanding stock option, restricted stock and performance unit awards made to each named executive officer as of December 31, 2016:

	Option Awards					Stock Awards
	Number of Securities Underlying Unexercised Options	Number of Securities Underlying Unexercised Options	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options	Option Exercise Price	Option Expiration Date	Number of Shares of Stock That Have Not Vested		Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested
	Exercisable	Unexercisable
Blake T. DeBerry	10,000	—	—	20.98	10/28/2018
	10,000	—	—	48.77	10/28/2019
	10,000	—	—	66.93	10/28/2020
	15,000	—	—	68.43	10/28/2021
						4,761	(a)	$285,898
						13,187	(b)	$791,879
						26,831	(c)	$1,611,202
									28,564	(d)	$1,715,268
									19,780	(e)	$1,187,789
									13,415	(f)	$805,571
James A. Gariepy	10,000	—	—	66.93	10/28/2020
	15,000	—	—	68.43	10/28/2021
						4,303	(a)	$258,395
						11,919	(b)	$715,736
						24,251	(c)	$1,456,273
									25,818	(d)	$1,550,371
									17,878	(e)	$1,073,574
									12,125	(f)	$728,106
Jerry M. Brooks	10,000	—	—	54.13	10/26/2017
	10,000	—	—	48.77	10/28/2019
	10,000	—	—	66.93	10/28/2020
	10,000	—	—	68.43	10/28/2021
						1,575	(a)	$94,579
						4,361	(b)	$261,878
						8,875	(c)	$532,994
									9,448	(d)	$567,352
									6,542	(e)	$392,847
									4,437	(f)	$266,442
James C. Webster	8,000	—	—	68.43	10/28/2021
						1,538	(a)	$92,357
						4,260	(b)	$255,813
						8,668	(c)	$520,513
									9,228	(d)	$554,141
									6,390	(e)	$383,720
									4,334	(f)	$260,257

(a)	The restricted stock awards vest on October 28, 2017.
(b)	The restricted stock awards vest in two annual installments beginning on October 28, 2017.
(c)	The restricted stock awards vest in one-third increments over a three-year period beginning on October 28, 2017, the first anniversary of the date of grant.
(d)	The performance unit awards are shown at maximum amounts and vest based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2014 to September 30, 2017. Based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2014 to December 31, 2016, the provided amounts reflect maximum payout of the awards.

(e)	The performance unit awards are shown at target amounts and vest based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2015 to September 30, 2018. Based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2015 to December 31, 2016, the provided amounts reflect target payout of the awards.
(f)	The performance unit awards are shown at threshold amounts and vest based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2016 to September 30, 2019.

Option Exercises and Stock Vested

The following table indicates the number and value of stock awards vested during 2016:

	Option Awards		Stock Awards (1)
	Number of Shares Acquired on Exercises (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Blake T. DeBerry	10,000	$99,733	23,373	$1,132,423
James A. Gariepy	—	—	22,282	1,079,564
Jerry M. Brooks	10,000	321,325	8,135	394,141
James C. Webster	—	—	7,941	384,741

(1)	For each of the named executive officers, the Stock Awards consist of the following:

	Performance Share Awards for the 2014-2016 Performance Cycle (a)		Stock Awards Granted October 28, 2013 that Vested October 28, 2016		Stock Awards Granted October 28, 2014 that Vested October 28, 2016		Stock Awards Granted October 28, 2015 that Vested October 28, 2016
	Number of Shares (#)(b)	Value Realized on Vesting ($)(c)	Number of Shares (#)	Value Realized on Vesting ($)(d)	Number of Shares (#)	Value Realized on Vesting ($)(e)	Number of Shares (#)	Value Realized on Vesting ($)(f)
Blake T. DeBerry	8,810	426,845	3,210	155,525	4,760	230,622	6,593	319,431
James A. Gariepy	8,810	426,845	3,210	155,525	4,303	208,480	5,959	288,714
Jerry M. Brooks	3,210	155,525	1,170	56,687	1,574	76,260	2,181	105,669
James C. Webster	3,132	151,745	1,141	55,281	1,538	74,516	2,130	103,199

(a)	The performance unit awards vest based on the Company’s total stockholder return compared to the total stockholder return of the 15 component companies of the Philadelphia Oil Service Index over the period from October 1, 2013 to September 30, 2016.
(b)	The performance unit awards vested at 91.5% of target.
(c)	The Value Realized on Vesting for the performance unit awards was determined using the closing market price of Dril-Quip, Inc. common stock on the vesting date ($48.45).
(d)	The Value Realized on Vesting for the restricted stock awards was determined using the closing market price of Dril-Quip, Inc. common stock on the vesting date ($48.45).
(e)	The Value Realized on Vesting for the restricted stock awards was determined using the closing market price of Dril-Quip, Inc. common stock on the vesting date ($48.45).
(f)	The Value Realized on Vesting for the restricted stock awards was determined using the closing market price of Dril-Quip, Inc. common stock on the vesting date ($48.45).

Equity Compensation Plan Information

The table below sets forth the following information about our common stock that may be issued under our existing equity compensation plan as of December 31, 2016. Our existing equity compensation plan has been approved by our stockholders.

	(a)		(b)		(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights		Weighted-average exercise price of outstanding options, warrants and rights		Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by stockholders (1)	1,027,202	(2)	$57.66	(3)	174,410	(4)
Equity compensation plans not approved by stockholders	—		N/A		—

Total	1,027,202		$57.66		174,410

(1)	Consists solely of the 2004 Incentive Plan of Dril-Quip, Inc.
(2)	Includes, in addition to 351,959 shares underlying options, an aggregate of 392,438 shares issuable upon settlement of outstanding grants of 196,219 performance units (which assumes maximum performance is achieved) and 282,805 shares of restricted stock awards that have not yet vested.
(3)	This weighted-average exercise price does not reflect the shares issuable upon settlement of outstanding grants of performance shares or stock awards.
(4)	This amount differs from the number of shares reported in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on February 28, 2017 because it (i) assumes maximum performance is achieved on outstanding grants of 196,219 performance units and (ii) includes 185,856 shares that were forfeited pursuant to the forfeiture provisions of the 2004 Incentive Plan of Dril-Quip, Inc.

Potential Payments Upon Termination or Change-in-Control

Named Executive Officers

Effective December 8, 2011, we entered into employment agreements with Blake T. DeBerry, President and Chief Executive Officer, James A. Gariepy, Senior Vice President and Chief Operating Officer, Jerry M. Brooks, former Vice President — Finance and Chief Financial Officer, and James C. Webster, Vice President — General Counsel and Secretary. Effective as of March 7, 2017, we entered into the Bird Employment Agreement, the terms of which are described below.

If an executive’s employment is terminated by us without cause (as defined in the employment agreement) and prior to a change of control period (as defined in the employment agreement), the executive will be entitled to (i) a lump sum cash payment equal to the executive’s base salary through the termination date together with compensation for accrued vacation time (the “Accrued Amount”), (ii) a lump sum cash payment equal to two times the executive’s annual base salary, in the case of Messrs. DeBerry and Gariepy, and one times the annual base salary, in the case of Messrs. Brooks and Webster, and (iii) continued medical, dental and life insurance coverage until the earlier of the executive’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years, in the case of Messrs. DeBerry and Gariepy, or one year, in the case of Messrs. Brooks and Webster.

If an executive’s employment is terminated by us without cause or by the executive for good reason (as defined in the employment agreement) and during a change of control period, the executive will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to three times the executive’s annual base salary, in the case of Messrs. DeBerry and Gariepy, and two times the annual base salary, in the case of Messrs. Brooks and Webster, (iii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the employment agreement), (iv) a lump sum cash payment in an amount equal to three times, in the case of Messrs. DeBerry and Gariepy, and two times, in the case of Messrs. Brooks and Webster, the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the employment agreement), (v) immediate vesting of any stock options, restricted stock and performance units previously granted to the executive and outstanding as of the time immediately prior to the date of his termination, and (vi) continued medical, dental and life insurance coverage until the earlier of the executive’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or three years, in the case of Messrs. DeBerry and Gariepy, or two years, in the case of Messrs. Brooks and Webster.

If an executive’s termination is with cause at any time, other than for good reason during a change of control period (as defined in the employment agreement) or due to death or disability, the executive will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

In the event the change-of-control severance benefits payable to the executive under the employment agreement subject the executive to the “parachute payment” excise tax under Section 4999 of the Code (“Excise Tax”), the executive will be liable for payment of the Excise Tax. No Excise Tax “gross-up payment” will be made to or on behalf of the executive by us.

Pursuant to the Bird Employment Agreement, if Mr. Bird’s employment is terminated by us without cause (as defined in the Bird Employment Agreement) and prior to a change of control period (as defined in the Bird Employment Agreement), Mr. Bird will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to one times Mr. Bird’s annual base salary and (iii) continued medical, dental and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or one year. If Mr. Bird’s employment is terminated by us without cause or by Mr. Bird for good reason (as defined in the Bird Employment Agreement) and during a change of control period, Mr. Bird will be entitled to (i) a lump sum cash payment equal to the Accrued Amount, (ii) a lump sum cash payment equal to two times Mr. Bird’s annual base salary, (iii) a lump sum cash payment equal to a pro rata portion of the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the Bird Employment Agreement), (iv) a lump sum cash payment in an amount equal to two times the greater of the annual bonus target for the year of termination or the average annual bonus amount paid for the three most recent performance periods (as defined in the Bird Employment Agreement), (v) immediate vesting of any stock options, restricted stock and performance units previously granted to Mr. Bird and outstanding as of the time immediately prior to the date of his termination, and (vi) continued medical, dental and life insurance coverage until the earlier of Mr. Bird’s receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years. If Mr. Bird’s termination is with cause at any time, other than for good reason during a change of control period (as defined in the Bird Employment Agreement) or due to death or disability, Mr. Bird will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due. In the event the change-of-control severance benefits payable to Mr. Bird under the employment agreement subject Mr. Bird to the Excise Tax, Mr. Bird will be liable for payment of the Excise Tax. No Excise Tax “gross-up payment” will be made to or on behalf of Mr. Bird by us.

Pursuant to the New Brooks Employment Agreement, if Mr. Brooks’ employment is terminated by the Company without cause (as defined in the New Brooks Employment Agreement) and prior to a change of control period (as defined in the New Brooks Employment Agreement), Mr. Brooks will be entitled to (i) a lump sum cash payment equal to Mr. Brooks’ Accrued Amount, (ii) a lump sum cash payment equal to $75,000 and (iii) the immediate vesting of all outstanding restricted stock awards and performance awards. If Mr. Brooks’ employment is terminated by the Company without cause or by Mr. Brooks for good reason (as defined in the

New Brooks Employment Agreement) and during a change of control period, Mr. Brooks will be entitled to (i) a lump sum cash payment equal to Mr. Brooks’ Accrued Amount, (ii) a lump sum cash payment equal to two times Mr. Brooks’ annual base salary, (iii) a lump sum cash payment equal to a pro rata portion of the Bonus, (iv) a lump sum cash payment in an amount equal to two times the average annual bonus amount paid for the three most recent years prior to the termination date, (v) immediate vesting of any stock options, restricted stock awards or restricted stock units previously granted to Mr. Brooks and outstanding as of the time immediately prior to the date of his termination and (vi) continued medical, dental and life insurance coverage until the earlier of Mr. Brooks’ receipt of equivalent coverage and benefits under other plans of a subsequent employer or two years. If Mr. Brooks’ termination is with cause, is for other than for good reason during a change of control period or due to death or disability, Mr. Brooks will be entitled to (i) a lump sum cash payment equal to the Accrued Amount and (ii) the provision of deferred compensation and other employee benefits otherwise due.

The following tables show potential payments to our executive officers under their existing employment agreements upon termination of employment, assuming a December 31, 2016 termination date:

Blake T. DeBerry

Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$808	$808	$808
Base Salary Severance Payment (2)	1,360,000	2,040,000	—
Pro Rated Bonus Amount (3)	—	680,000	—
Additional Bonus Amount (4)	—	2,040,000	—
Stock Options, Restricted Stock and Performance Unit Vesting (5)	—	6,345,604	—
Continued Insurance Coverage (6)	30,454	46,486	—

Total	$1,391,262	$11,152,898	$808

(1)	Includes 3 hours of accrued vacation time.
(2)	Calculated using base salary in effect at December 31, 2016.
(3)	Calculated using a target bonus amount of $680,000, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(4)	Calculated using a target bonus amount of $680,000, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2016 ($60.05) and the exercise price of unvested stock options as of such date, in the case of stock options, (ii) the closing price of Dril-Quip common stock on December 30, 2016 ($60.05), in the case of restricted stock and performance units and (iii) performance unit payout at target amount.
(6)	Calculated based on assumptions used for financial reporting purposes under FASB ASC 715-60 (“ASC 715-60”), Employer’s Accounting for Postretirement Benefits Other than Pensions.

James A. Gariepy

Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$13,143	$13,143	$13,143
Base Salary Severance Payment (2)	1,250,000	1,875,000	—
Pro Rated Bonus Amount (3)	—	625,000	—
Additional Bonus Amount (4)	—	1,875,000	—
Stock Options, Restricted Stock and Performance Unit Vesting (5)	—	5,735,436	—
Continued Insurance Coverage (6)	32,371	49,412	—

Total	$1,295,514	$10,172,991	$13,143

(1)	Includes 44 hours of accrued vacation time.
(2)	Calculated using base salary in effect at December 31, 2016.
(3)	Calculated using a target bonus amount of $625,000, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(4)	Calculated using a target bonus amount of $625,000, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2016 ($60.05) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2016 ($60.05), in the case of restricted stock and performance units and (iii) performance unit payout at target amount.
(6)	Calculated based on assumptions used for financial reporting purposes under ASC 715-60.

Jerry M. Brooks

Payments Upon Termination (1)	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (2)	$45,767	$45,767	$45,767
Base Salary Severance Payment (3)	395,000	790,000	—
Pro Rated Bonus Amount (4)	—	296,250	—
Additional Bonus Amount (5)	—	592,500	—
Stock Options, Restricted Stock and Performance Unit Vesting (6)	—	2,098,868	—
Continued Insurance Coverage (7)	15,907	32,371	—

Total	$456,674	$3,855,756	$45,767

(1)	Pursuant to the Prior Brooks Employment Agreement in effect at December 31, 2016. On March 7, 2017, in connection with the appointment of Mr. Brooks, our former Vice President — Finance and Chief Financial Officer, as Vice President of Investor Relations of the Company, we entered into the New Brooks Employment Agreement with Mr. Brooks, which supersedes the Prior Brooks Employment Agreement and is described above in “Related Person Transactions — New Employment Agreements.”
(2)	Includes 241 hours of accrued vacation time.

(3)	Calculated using base salary in effect at December 31, 2016.
(4)	Calculated using a target annual bonus amount of $296,250, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(5)	Calculated using a target bonus amount of $296,250, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(6)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2016 ($60.05) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2016 ($60.05), in the case of restricted stock and performance units and (iii) performance unit payout at target amount.
(7)	Calculated based on assumptions used for financial reporting purposes under ASC 715-60.

James C. Webster

Payments Upon Termination	Without Cause and Prior to Change of Control Period	Without Cause or By the Executive for Good Reason and During the Change of Control Period	With Cause; Other than for Good Reason; Due to Death or Disability
Unpaid Salary and Accrued Vacation Through Date of Termination (1)	$22,829	$22,829	$22,829
Base Salary Severance Payment (2)	355,000	710,000	—
Pro Rated Bonus Amount (3)	—	266,250	—
Additional Bonus Amount (4)	—	532,500	—
Stock Options, Restricted Stock and Performance Unit Vesting (5)	—	2,049,987	—
Continued Insurance Coverage (6)	14,965	30,454	—

Total	$392,794	$3,612,020	$22,829

(1)	Includes 134 hours of accrued vacation time.
(2)	Calculated using base salary in effect at December 31, 2016.
(3)	Calculated using a target bonus amount of $266,250, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(4)	Calculated using a target bonus amount of $266,250, which, as of December 31, 2016, is the greater of the target bonus amount and the average bonus amount paid for the three most recent performance periods, as provided under the employment agreement.
(5)	Calculated based on (i) the difference between the closing price of Dril-Quip common stock on December 30, 2016 ($60.05) and the exercise price of unvested stock options as of such date, in the case of stock options and (ii) the closing price of Dril-Quip common stock on December 30, 2016 ($60.05), in the case of restricted stock and performance units and (iii) performance unit payout at target amount.
(6)	Calculated based on assumptions used for financial reporting purposes under ASC 715-60.

Report of the Audit Committee

The Audit Committee has been appointed by the Board of Directors to assist the Board in overseeing (i) the integrity of our financial statements, (ii) our compliance with legal and regulatory requirements, (iii) the independent auditor’s independence, qualifications and performance, and (iv) the performance of our internal audit function. The Audit Committee operates under a written charter adopted by the Board and reviewed annually by the Audit Committee.

The Audit Committee has reviewed and discussed our audited consolidated financial statements for the fiscal year ended December 31, 2016 with management and has discussed with PricewaterhouseCoopers LLP, our independent registered public accountants, the matters required to be discussed by the Public Company Accounting Oversight Board Auditing Standard No. 16, Communications with Audit Committees, with respect to those audited financial statements.

The Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding PricewaterhouseCoopers LLP’s communications with the Audit Committee concerning independence, and has reviewed, evaluated and discussed with PricewaterhouseCoopers LLP its independence.

Based on its review of the audited financial statements and the various discussions noted above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016 for filing with the Securities and Exchange Commission.

Audit Committee

Alexander P. Shukis

Terence B. Jupp

John V. Lovoi

Steven L. Newman

PROPOSAL 2

APPROVAL OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee has approved the appointment of PricewaterhouseCoopers LLP (“PwC”) as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year ending December 31, 2017. PwC has acted as independent registered public accounting firm for us since May 2014. The Board of Directors recommends the approval of PwC as independent registered public accounting firm to conduct an audit of our consolidated financial statements for the year 2017.

Fees Paid to PwC

Aggregate fees for professional services rendered for us by PwC as of or for the years ended December 31, 2016 and 2015 were as follows:

	2016	2015
1. Audit	$1,415,000	$1,372,795
2. Audit Related	75,000	1,500
3. Tax	—	—
4. All Other	1,800	1,800

Total:	$1,491,800	$1,376,095

Audit fees for 2016 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2016, opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and services in connection with statutory and regulatory filings. Audit Related fees for 2016 were for professional services related to the audit of a corporate restructuring of our subsidiaries.

Audit fees for 2015 were for professional services rendered for the audits of our consolidated financial statements (including consents), the review of those financial statements included in our quarterly reports on Form 10-Q for the quarters ended March 31, June 30 and September 30, 2015, opinions related to the effectiveness of internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act and services in connection with statutory and regulatory filings.

Representatives of PwC are expected to attend the annual meeting and will be available to respond to questions which may be asked by stockholders. Such representatives will also have an opportunity to make a statement at the meeting if they desire to do so.

Audit Committee Pre-Approval Policy for Audit and Non-Audit Services

The Audit Committee has established a policy that requires pre-approval of the audit and non-audit services performed by the independent registered public accounting firm. Unless a service proposed to be provided by the independent registered public accounting firm has been pre-approved by the Audit Committee under its pre-approval policies and procedures, it will require specific pre-approval of the engagement terms by the Audit Committee. Under the policy, pre-approved service categories are generally provided for up to 12 months and must be detailed as to the particular services provided and sufficiently specific and objective so that no judgments by management are required to determine whether a specific service falls within the scope of what has been pre-approved. In connection with any pre-approval of services, the independent registered public accounting firm is required to provide detailed back-up documentation concerning the specific services to be provided.

The Audit Committee may delegate pre-approval authority to one or more of its members, including to a subcommittee of the Audit Committee. The member or members to whom such authority is delegated shall report any pre-approval actions taken by them to the Audit Committee at its next scheduled meeting. The Audit Committee does not delegate to management any of its responsibilities to pre-approve services performed by the independent registered public accounting firm.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the votes cast “for” or “against” the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

PROPOSAL 3

ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

In accordance with Section 14A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote to approve the compensation of our named executive officers at the 2017 Annual Meeting of Stockholders. This item, commonly referred to as a “say on pay” vote, provides you, as a Dril-Quip, Inc. stockholder, the opportunity to express your views regarding the compensation of our named executive officers as disclosed in this proxy statement.

The primary objective of our compensation programs are to attract and retain talented executive officers and to deliver rewards for superior corporate performance. We have structured our compensation program in order to:

•	align executive compensation with performance and appropriate peer group comparisons;

•	produce long-term, positive results for our stockholders;

•	create a proper balance between building stockholder wealth and executive wealth while maintaining good corporate governance; and

•	provide market-competitive compensation and benefits that will enable us to attract, motivate and retain a talented workforce.

The discussion under “Executive Compensation — Compensation Discussion and Analysis” beginning on page 16 describes our executive compensation program and the related decisions made by the Compensation Committee in 2016 and the beginning of 2017 in more detail. We urge you to read this discussion, as well as the summary compensation table and other related compensation tables and narrative discussion beginning on page 28, which provides detailed information regarding the compensation of our named executive officers.

We are seeking your advisory vote to approve the compensation of our named executive officers as disclosed in this proxy statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including under “Executive Compensation — Compensation Discussion and Analysis,” and in the compensation tables and the related narrative discussion. As an advisory vote, this proposal is not binding upon the Company or the Board of Directors. The final decision on the compensation and benefits of our named executive officers and on whether and how to address the results of the vote remains with the Board of Directors and the Compensation Committee. However, the Board of Directors values the opinions expressed by our stockholders, and, as it did in 2016, the Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends a vote FOR approval, on an advisory basis, of the compensation of the Company’s named executive officers as disclosed in this proxy statement. In accordance with our bylaws, approval of this proposal will require the affirmative vote of a majority of the votes cast “for” or “against” the proposal. Accordingly, abstentions and broker non-votes applicable to shares present at the meeting will not be included in the tabulation of votes cast on this matter.

PROPOSAL 4

ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related rules of the SEC, we are providing our stockholders with the opportunity to cast a non-binding advisory vote as to how frequently we should hold future advisory votes on the compensation of our named executive officers, or “say-on-pay” votes. As a stockholder, you have the option of voting in favor of the Company holding future say-on-pay votes every one, two or three years, or, alternatively, you may abstain from voting. At our 2011 annual meeting, our shareholders voted in favor of an annual frequency for say-on-pay votes.

Based on our experience and after considering the arguments for and against the various alternatives, the Board of Directors recommends that stockholders vote for annual say-on-pay votes instead of the other options being presented. Although we believe our executive compensation program cannot reasonably be judged on the results of a single year, we believe an annual vote provides stockholders with an important vehicle for expressing their views on the effectiveness of our executive compensation program over time. With annual votes, the Compensation Committee will have the benefit of stockholder views on our executive compensation program every year and be able to evaluate changes in those views over time. Certain compensation decisions must be made early in a year, generally before stockholders have provided their views on the last year’s results, so even annual votes do not provide an opportunity to respond to the results of a given say-on-pay vote. Nevertheless, an annual vote provides the Compensation Committee with more frequent indications of the stockholders’ views and should permit those views to be taken into consideration earlier than would be the case if votes are conducted every two or three years.

As an advisory vote, this proposal is not binding upon the Company or the Board of Directors. However, the Board of Directors values the opinions expressed by our stockholders in their vote on this proposal, and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation. Notwithstanding the recommendation of the Board of Directors and the outcome of the stockholder vote with respect to this item, the Board of Directors may decide to conduct future say-on-pay advisory votes on a different basis and may vary its practice based on factors such as input from our stockholders and the adoption of material changes to our executive compensation program.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends a vote to hold future advisory votes on executive compensation EVERY YEAR. The proxy card provides stockholders with four choices (every one, two or three years, or abstain). Stockholders are not voting to approve or disapprove the recommendation of the Board of Directors. The time period that receives the highest number of votes cast will be considered the preferred frequency for future “say-on-pay” votes as determined by our stockholders on an advisory basis. Abstentions and broker non-votes will not affect the outcome of the vote on this item.

PROPOSAL 5

APPROVAL OF 2017 OMNIBUS INCENTIVE PLAN

The Board of Directors recommends that the Company’s stockholders approve the 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (the “2017 Plan”), as described below.

Background

On February 14, 2017, the Board of Directors approved the 2017 Plan, effective as of May 12, 2017, to replace the 2004 Incentive Plan of Dril-Quip, Inc. (the “Prior Plan”), subject to stockholder approval at the annual meeting. Approval of the 2017 Plan by our stockholders also will allow performance-based awards to be made to certain of our officers that will qualify as performance-based compensation deductible under Section 162(m) of the Code.

The 2017 Plan is intended to align the interests of our employees and non-employee directors with the interests of our stockholders while rewarding outstanding contributions to our success and profitability. The 2017 Plan is also intended to strengthen our ability to attract and retain talented employees and directors.

We intend to reserve 1,500,000 shares of our common stock for issuance pursuant to awards under the 2017 Plan. The 2017 Plan is needed to continue our equity compensation program. As of December 31, 2016, there were 174,410 shares of common stock remaining available for grant under the Prior Plan assuming maximum performance is achieved under any outstanding grants of performance units. Any previously granted awards that are outstanding under the Prior Plan will remain outstanding in accordance with their terms. If our stockholders approve the 2017 Plan, no additional grants will be made pursuant to the Prior Plan and shares that would otherwise become available for issuance under the Prior Plan as a result of forfeitures, expiration or cancellation of previously made awards will not become available for issuance under the 2017 Plan.

If the 2017 Plan is not approved by the stockholders, we will not be able to continue our equity-based long-term incentive program, and we may be required to increase significantly the cash component of our executive compensation program in order to remain competitive and adequately compensate our employees.

Stockholder approval of the 2017 Plan will also constitute approval for purposes of satisfying the stockholder approval requirements (1) under Section 162(m) of the Code and the rules and regulations thereunder so that the Committee has the discretion to grant awards in the future under the 2017 Plan that meet the requirements of “performance-based compensation” exempt from the deduction limitations under Section 162(m), and (2) under Section 422 of the Code so that the Committee may grant incentive stock options to our employees.

Best Practices

•	Independent Oversight. The Committee, composed solely of independent directors, will approve all grants made to employees under the 2017 Plan; provided, however, that the Committee may delegate to the Board or any committee of the Board, to the Chief Executive Officer and to any of our other senior officers its duties under the 2017 Plan pursuant to such conditions or limitations as the Committee may establish, except that such delegation will not extend to the authority to make awards to participants who are subject to Section 16 of the Exchange Act.

•	No Repricing of Options or SARs. The 2017 Plan prohibits repricing, replacement and regranting of stock options or stock appreciation rights (“SARs”) at lower prices unless approved by our stockholders.

•	No Discounted Options or SARs. Stock options and SARs may not be granted with an exercise price below the closing price of our common stock on the date of grant.

•	No Dividends on Options or SARs. Dividends and dividend equivalents may not be paid or accrued on stock options or SARs.

•	Limited Terms for Options and SARs. Stock options and SARs granted under the 2017 Plan are limited to 10-year terms.

•	No Liberal Share Counting. Shares that are tendered by a participant or withheld as the result of net settlement of an award or as payment for the option price, and shares repurchased in the open market with the proceeds of the payment of the exercise price of options will not become available again for awards under the 2017 Plan.

•	No Dividends or Dividend Equivalents Paid on Unvested Awards. Any dividends or dividend equivalents will only be paid if the underlying shares vest pursuant to the terms of the award.

•	Minimum Vesting. All awards (other than cash awards) shall have a minimum vesting period or restriction period, as applicable, of one year from the date of grant; provided, however, that awards with respect to up to five percent of the shares of common stock authorized for grant pursuant to the 2017 Plan may have a vesting period or restriction period, as applicable, of less than one year.

•	Annual Limitation on Director Awards and Compensation. The aggregate grant value of awards and cash compensation paid to any individual non-employee director may not exceed $1,000,000 in any calendar year.

•	Clawback or Recoupment. All awards granted under the 2017 Plan will be subject to any clawback policy adopted by us.

•	No Transferability. Unless otherwise provided in the applicable award agreement, awards generally may not be transferred, except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order.

•	No “Evergreen” Provision. Shares authorized for issuance under the 2017 Plan will not be replenished automatically. Any additional shares to be issued over and above the amount for which we are seeking authorization must be approved by our stockholders.

•	No Automatic Grants. There are no automatic grants to new participants or “reload” grants when outstanding awards are exercised, expire or are forfeited.

•	No Tax Gross-Ups. Participants do not receive tax gross-ups under the 2017 Plan.

Section 162(m)

Section 162(m) of the Code imposes an annual deduction limit of $1,000,000 on the amount of compensation paid to each of the chief executive officer and the three other most highly compensated officers other than the chief financial officer. The deduction limit does not apply to performance-based compensation that satisfies the requirements of Section 162(m). The material terms of the performance goals include the class of employees eligible to receive awards, the business criteria on which the award is based and the maximum amount of compensation that could be paid to an employee under the plan, and are specifically described under the captions “Description of the Restated Plan — Eligibility,” “Description of the Restated Plan — Employee Awards — Performance Awards” and “Description of the Restated Plan — Award Limitations” below. Section 162(m) requires that the material terms of the performance criteria under plans such as the 2017 Plan be approved by our stockholders every five years in order to meet the performance-based compensation exception to the limitation on deductions for some awards. Stockholder approval of the 2017 Plan and the material terms of the 2017 Plan’s performance goals serves the purpose of ensuring the tax deductibility of certain awards made under the 2017 Plan during the next five years.

Description of the Restated Plan

Provided below is a summary of the principal features of the 2017 Plan. The summary does not purport to be a complete description of all the provisions of the 2017 Plan, which is attached hereto as Exhibit A.

Eligibility. Our employees, the employees of our subsidiaries and our directors are eligible to be considered for awards under the 2017 Plan. Individuals who have agreed to become an employee of us or our subsidiaries or a director within six months after the date of grant are also eligible for awards under the 2017 Plan. As of February 28, 2017, approximately 2,239 individuals would be eligible for grants of awards under the 2017 Plan.

Shares Available for Awards. The 2017 Plan provides that up to 1,500,000 shares of common stock may be issued, all of which may be issued as incentive stock options under Section 422 of the Code. Shares of common stock will be made available either from authorized but unissued shares or from treasury shares that have been issued but reacquired by us.

Shares subject to awards under the 2017 Plan that are forfeited, terminated, expire unexercised, settled in cash or exchanged for consideration that does not involve common stock will again become available for awards under the 2017 Plan. Shares that are tendered by a participant or withheld as the result of net settlement of an award or as payment for the option price and shares repurchased in the open market with the proceeds of the payment of the exercise price of options will not again become available again for awards under the 2017 Plan. If our stockholders approve the 2017 Plan, no additional grants will be made pursuant to the Prior Plan and shares that would otherwise become available for issuance under the Prior Plan as a result of forfeitures, expiration or cancellation of previously made awards will not become available for issuance under the 2017 Plan.

The Board may make appropriate adjustments in the number of shares available under the 2017 Plan and the per person award limits noted below to reflect any stock split, stock dividend, recapitalization, reorganization, consolidation, merger, combination or exchange of shares, distribution to stockholders or other similar event.

Plan Administration. The Committee, which is composed entirely of independent directors, has been designated by the Board to administer all employee awards under the 2017 Plan. The Committee has the discretion to determine the eligible employees who will be granted awards, the sizes and types of such awards and the terms and conditions of such awards, subject to the limitations set forth in the 2017 Plan. The Board has the discretion to determine and grant awards to our directors, along with the sizes and types of such director awards and the terms and conditions of such awards, subject to the limitations set forth in the 2017 Plan. The Committee, with respect to employee awards, and the Board, with respect to director awards, has full and final authority to interpret the 2017 Plan and may, from time to time, adopt rules and regulations in order to carry out the terms of the 2017 Plan. The Committee may delegate any of its authority related to awards to participants who are not subject to Section 16(b) of the Exchange Act to the Board or any other committee of the Board, to the Chief Executive Officer or to any of our other senior officers.

The Committee may, in its discretion, among other things, extend or accelerate the exercisability of, accelerate the vesting of or eliminate or make less restrictive any restrictions contained in any award, waive any restrictions or other provision of the 2017 Plan or in any award or otherwise amend or modify any award in any manner that is either (1) not adverse to that participant holding the award or (2) consented to by that participant. However, except in connection with a transaction involving the Company or its capitalization, the terms of outstanding awards may not be amended without approval of the stockholders of the Company to (1) reduce the exercise price of outstanding options or SARs, (2) cancel, exchange, substitute, buyout or surrender outstanding options or SARs in exchange for cash or other awards, (3) take any other action with respect to a stock option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of our common stock are listed or (4) permit the grant of any stock options or SARs that contain a so-called “reload” feature under which additional stock options, SARs or other awards are granted automatically to the participant upon exercise of the original stock option or SAR.

Employee Awards

Stock Options. The 2017 Plan provides for the granting to employees of incentive stock options, which are intended to comply with Section 422 of the Code, and to employees and non-employee directors of non-qualified stock options.

A stock option is a right to purchase a specified number of shares of common stock at a specified grant price. All stock options granted under the 2017 Plan must have an exercise price per share that is not less than the fair market value (as defined in the 2017 Plan) of common stock on the date of grant. The grant price, number of shares, terms and conditions of exercise, whether a stock option may qualify as an incentive stock option under the Code, and other terms of a stock option grant will be fixed by the Committee as of the grant date. The term of each stock option may not be longer than ten years from the date of grant; provided, however, that if the term of a non-qualified stock option expires when trading in the common stock is prohibited by applicable law or the Company’s insider trading policy (as then in effect), then the term of such non-qualified stock option shall expire on the 30th day after the expiration of such prohibition. Stock options may not be repriced, including by means of a substitute award.

The exercise price of any stock option must be paid in full at the time the stock is delivered to the optionee. The price must be paid in cash or, if permitted by the Committee and elected by the participant, by means of tendering previously owned shares of common stock or shares issued pursuant to an award under the 2017 Plan or another equity compensation plan.

Stock Appreciation Rights. The 2017 Plan also provides for the granting of SARs to employees and non-employee directors. A SAR is a right to receive a payment, in cash or common stock, equal to the excess of the fair market value of a specified number of shares of common stock over a specified grant price. The term of each SAR may not be longer than ten years from the date of grant; provided, however, that if the term of a SAR expires when trading in the common stock is prohibited by applicable law or the Company’s insider trading policy (as then in effect), then the term of such SAR shall expire on the 30th day after the expiration of such prohibition. The terms of a SAR will be established by the Committee.

Stock Awards. The 2017 Plan also provides for the granting of stock awards, restricted stock and restricted stock units (collectively, “stock awards”) to employees and non-employee directors that consist of grants of common stock or units denominated in common stock. The terms, conditions and limitations applicable to any stock award will be decided by the Committee. At the discretion of the Committee, the terms of a stock award may include rights to receive dividends or dividend equivalents; provided that any dividends or dividend equivalents payable in connection with any stock award (as provided in the applicable award agreement) may accrue but will not, in any event, be payable until the expiration of the restriction period of the underlying stock award.

Cash Awards. The 2017 Plan also provides for the granting of cash awards to employees and non-employee directors. The terms, conditions and limitations applicable to any cash awards granted pursuant to the 2017 Plan will be determined by the Committee.

Performance Awards. At the discretion of the Committee, any of the above described awards may be made in the form of a performance award. A performance award is an award that is subject to the attainment of one or more future performance goals. The terms, conditions and limitations applicable to any performance award will be determined by the Committee.

In making qualified performance awards for purposes of Section 162(m) of the Code, the Committee may base a performance goal on one or more of the following business criteria that may be applied to the employee, one or more of our business units or the applicable sector, or to the Company as a whole: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; earnings before interest and taxes (“EBIT”); earnings before interest, taxes, depreciation and amortization (“EBITDA”); cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; total market value; sales booking and any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. A performance goal need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses.

Award Limitations. Under the 2017 Plan, no employee may be granted during any calendar year:

•	stock options and/or SARs covering more than 1,000,000 shares of common stock;

•	stock awards covering more than 225,000 shares of common stock; or

•	cash awards (including performance awards) in respect of any calendar year having a value determined on the grant date in excess of $10,000,000.

Minimum Vesting. All awards (other than cash awards) shall have a minimum vesting period or restriction period, as applicable, of one year from the date of grant; provided, however, that awards with respect to up to five percent of the shares of common stock authorized for grant pursuant to the 2017 Plan may have a vesting period or restriction period, as applicable, of less than one year.

Director Awards. The Board may grant awards to non-employee directors in accordance with the same terms governing all other awards under the 2017 Plan other than incentive stock options. The Board will administer director awards. The aggregate grant value of awards and cash compensation paid to any individual non-employee director may not exceed $1,000,000 in any calendar year.

Deferred Payment. At the discretion of the Committee, amounts payable in respect of awards granted under the 2017 Plan may be deferred. Any deferred payment may be forfeited if and to the extent that the terms of the applicable award so provide.

Amendment, Modification and Termination. The Board may amend, modify, suspend or terminate the 2017 Plan at any time for the purpose of addressing changes in legal requirements or for other purposes permitted by law. However, no amendment that would adversely affect the rights of any participant under any award previously granted to that participant will be made without the consent of that participant and no amendment shall be effective prior to approval by the stockholders if such approval is required by law or the requirements of the exchange on which the common stock is listed.

Term. No awards may be made under the 2017 Plan after May 12, 2027.

Clawback. Awards under the 2017 Plan will be subject to the provisions of any clawback policy adopted by the Company whether before or after the date of grant of the award.

Unfunded Plan. Insofar as it provides for awards of cash, common stock or rights thereto, the 2017 Plan is unfunded. Although we may establish bookkeeping accounts with respect to participants who are entitled to cash, common stock or rights thereto under the 2017 Plan, we will use any such accounts merely as a bookkeeping convenience. We are not required to segregate any assets that may at any time be represented by cash, common stock or rights thereto, nor will the 2017 Plan be construed as providing for such segregation, nor shall we, the Board or the Committee be deemed to be a trustee of any cash, common stock or rights thereto to be granted under the 2017 Plan. Any liability or obligation of the Company to any participant with respect to an award of cash, common stock or rights thereto under the 2017 Plan will be based solely on any contractual obligations that the 2017 Plan and any award agreement create, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any of our property. None of us, the Board or the Committee will be required to give any security or bond for the performance of any obligation that the 2017 Plan creates.

Federal Income Tax Consequences

The following is a brief summary of the federal income tax aspects of awards that may be made under the 2017 Plan based on existing U.S. federal income tax laws. This summary is general in nature and does not address issues related to the tax circumstances of any particular participant. This summary is not complete and does not attempt to describe any tax consequences arising in the context of the participant’s death or the income tax laws of any state, local or non-U.S. tax consequences in which the participant’s income or gain may be taxable.

Stock Options and Stock Appreciation Rights. Participants will not realize taxable income upon the grant of a non-qualified stock option or SAR. Upon the exercise of a non-qualified stock option or SAR, the participant will recognize ordinary income in an amount equal to the excess of: the amount of cash and the fair market value on the date of exercise of the common stock received over the exercise price (if any) paid for the non-qualified stock option or SAR. The participant will generally have a tax basis in any shares of common stock received on the exercise of a SAR, or on the cash exercise of a non-qualified stock option, that equals the fair market value of such shares on the date of exercise. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we, or one of our subsidiaries, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Employees will not have taxable income upon the grant of an incentive stock option. Upon the exercise of an incentive stock option, the employee will not have taxable income, although the excess of the fair market value of the shares of common stock received upon exercise of the incentive stock option over the exercise price will increase the alternative minimum taxable income of the employee, which may cause such employee to incur alternative minimum tax.

Upon the disposition of stock received in connection with the exercise of an incentive stock option that has been held for the requisite holding period (generally, at least two years from the date of grant and one year from the date of exercise of the incentive stock option), the employee will generally recognize capital gain or loss equal to the difference between the amount received in the disposition and the exercise price paid by the employee for the stock.

The Company and its subsidiaries will generally not be entitled to any federal income tax deduction upon the grant or exercise of an incentive stock option, unless the employee makes a disqualifying disposition of the stock.

Cash Awards. A participant will not have taxable income upon the grant of a stock award, but will recognize ordinary compensation income upon receipt of cash pursuant to a cash award or, if earlier, at the time such cash is otherwise made available for the employee to draw upon it.

Restricted Stock. A participant generally recognizes no taxable income at the time of an award of restricted stock. A participant may, however, make an election under Section 83(b) of the Code to have the grant taxed as compensation income at the date of receipt, with the result that any future appreciation or depreciation in the value of the shares of stock granted may be taxed as capital gain or loss on a subsequent sale of the shares. If the participant does not make a Section 83(b) election, the grant will be taxed as compensation income at the full fair market value on the date the restrictions imposed on the shares expire. Unless a participant makes a Section 83(b) election, any dividends paid to the participant on the shares of restricted stock will generally be compensation income to the participant and deductible by us as compensation expense. Subject to the discussion under “—Certain Tax Code Limitations on Deductibility” below, we, or one of our subsidiaries, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant. To the extent a participant realizes capital gains, as described above, we will not be entitled to any deduction for federal income tax purposes.

Restricted Stock Units. A participant who is granted a restricted stock unit will recognize no income upon grant of the restricted stock unit. At the time the underlying shares of common stock (or cash in lieu thereof) are delivered to a participant, the participant will recognize compensation income equal to the full fair market value of the shares received. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we, or one of our subsidiaries, will be entitled to a deduction for U.S. federal income tax purposes that corresponds as to timing and amount with the compensation income recognized by the participant.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code. Section 162(m) of the Code provides that certain compensation received in any year by a “covered employee” in excess of $1,000,000 is non-deductible by us for federal income tax purposes. Section 162(m) provides an exception, however, for “performance-based compensation.” The 2017 Plan permits the Committee to structure grants and awards made under the 2017 Plan to “covered employees” as performance-based compensation that is exempt from the limitation of Section 162(m) of the Code. However, the Committee may grant awards and compensations under the 2017 Plan or otherwise that is or may become non-deductible and expects to consider whether it believes such grants are in our best interest, balancing tax efficiency with long-term strategic objectives.

Section 280G of the Code. The acceleration of the exercisability or the vesting of an award upon the occurrence of a change in control may result in an “excess parachute payment” within the meaning of Section 280G of the Code. A “parachute payment” occurs when an employee receives payments contingent upon a change in control that exceed an amount equal to three times his or her “base amount.” The term “base amount” generally means the average annual compensation paid to such employee during the five calendar years preceding the calendar year in which the change in control occurs. An “excess parachute payment” is the excess of all parachute payments made to the employee on account of a change in control over the employee’s base amount. If any amount received by an employee is characterized as an excess parachute payment, the employee is subject to a 20% excise tax on the amount of the excess, and the Company is denied a tax deduction with respect to such excess.

Section 409A of the Code. Section 409A of the Code generally provides that any deferred compensation arrangement must satisfy specific requirements, both in operation and in form, regarding: (i) the timing of payment; (ii) the election of deferrals; and (iii) restrictions on the acceleration of payment. Failure to comply with Section 409A of the Code may result in the early taxation (plus interest) to the participant of deferred compensation and the imposition of a 20% tax on the participant of the deferred amounts included in the participant’s income. The Company intends to structure awards under the 2017 Plan in a manner that is designed to be exempt from or to comply with Section 409A of the Code.

Plan Benefits

Any future awards granted to non-employee directors, executive officers and non-executive officer employees under the 2017 Plan are subject to the discretion of the Committee or the Board and, therefore, are not determinable at this time. No awards have been granted that are contingent on the approval of the 2017 Plan. Certain tables above set forth information with respect to prior awards granted to our named executive officers under the Prior Plan currently in effect. Because future awards are at the discretion of the Committee and the Board, the number of shares subject to future awards could increase or decrease and the type and terms of future awards could change as well, all without the need for future stockholder approval.

Effects of Not Approving the 2017 Plan

If the proposed 2017 Plan is not approved by our stockholders, the 2017 Plan will not become effective and the Prior Plan as previously approved will continue in effect in its current form.

Required Vote and Recommendation of the Board of Directors

The Board of Directors recommends that you vote FOR the approval of the 2017 Plan. Approval of this proposal will require the affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy at the annual meeting who are entitled to vote and who cast a vote on this proposal. Broker non-votes will not affect the outcome of the vote on this proposal, and abstentions will count as a vote against this proposal. Brokers do not have discretion to vote on this proposal without your instruction. If you do not instruct your broker how to vote on this proposal, your broker will deliver a non-vote on this proposal.

OTHER BUSINESS

Management does not intend to bring any business before the meeting other than the matters referred to in the accompanying notice. If, however, any other matters properly come before the meeting, it is intended that the persons named in the accompanying proxy will vote pursuant to discretionary authority granted in the proxy in accordance with their best judgment on such matters. The discretionary authority includes matters that the Board of Directors does not know are to be presented at the meeting by others.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities to file with the SEC and the NYSE initial reports of ownership and reports of changes in ownership of common stock. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish us with copies of all such forms they file.

Based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, we believe that during the year ended December 31, 2016 all our directors and executive officers during 2016 complied on a timely basis with all applicable filing requirements under Section 16(a) of the Exchange Act.

ADDITIONAL INFORMATION

Stockholder Proposals for 2018 Meeting

In order to be included in our proxy material for our annual meeting of stockholders in 2018, eligible proposals of stockholders intended to be presented at the annual meeting must be received by us on or before December 1, 2017 (directed to our Corporate Secretary at the address indicated on the first page of this proxy statement).

Advance Notice Required for Stockholder Nominations and Proposals

Our bylaws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the annual meeting to be held in 2018 if it is received by February 11, 2018. In the case of director nominations by stockholders, our bylaws require that 90 days’ advance written notice be delivered to our Corporate Secretary at our executive offices and set forth (X) for each person whom the stockholder proposes to nominate for election or re-election as a director, among other things, (a) the name, age, business address and residence address of such person, (b) the principal occupation or employment of such person, (c) any disclosable interests (as defined in our bylaws) of such person, (d) the written consent of such person to having such person’s name placed in nomination at the meeting and to serve as director if elected, (e) any other information relating to such person that would be required to be disclosed in a proxy statement or other filings in connection with solicitations of proxies for the election of directors, (f) a description of all direct and indirect compensation and certain other relationships between the stockholder and the beneficial owner, if any, on whose behalf the nomination is being made, on the one hand, and the proposed nominee, on the other hand, and (g) any agreements and information with respect to such proposed nominee that are required pursuant to the procedures established by the Board of Directors and (Y) for the stockholder giving the notice, (a) the name and address of such stockholder, as they appear on our books, of the beneficial owner, if any, on whose behalf the nomination is made and of any other stockholders known by such stockholder to be supporting the nomination, (b) any disclosable interests (as defined in our bylaws) of such stockholder and such beneficial owner, if any, (c) a representation that such stockholder intends to appear in person at the meeting to nominate the person named in the notice, (d) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) pursuant to which such nomination is to be made by such stockholder and (e) any other information relating to such stockholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filing in connection with solicitations of proxies for the election of directors. A stockholder’s notice should also include, with respect to each nominee for election or re-election to the Board of Directors, a completed and signed questionnaire, representation and agreement as to certain matters described in our bylaws. A stockholder providing notice of a nomination proposed to be made at a meeting shall update such notice, if necessary, such that the information provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting, and such update shall be delivered to us no later than five business days after the record date for the meeting and no later than eight business days prior to the date of the meeting, as applicable.

In the case of other proposals by stockholders at an annual meeting, our bylaws require that 90 days advance written notice be delivered to our Corporate Secretary at our executive offices and set forth (a) a description of each proposal desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting, together with the text of the proposals (including the text of each resolution proposed for consideration) (b) the name and address of the stockholder proposing such business, as they appear on our books, of the beneficial owner, if any, on whose behalf the proposal is made, and of any other stockholders known by such stockholder to be supporting such proposal, (c) any disclosable interests (as defined in our bylaws) of such stockholder and such beneficial owner, if any, on the date of such notice, (d) any financial interest or other material interest of the stockholder and beneficial owner, if any, in such proposal, (e) a representation that the stockholder intends to appear in person or by proxy at the meeting to bring the proposed business before the annual meeting and (f) a description of all agreements, arrangements and understandings between such stockholder and beneficial owner, if any, and any other person or persons (including their names) in connection with such proposal by such stockholder. A stockholder providing notice of business proposed to be brought before an annual meeting shall update such notice, if necessary, such that the information provided in such notice shall be true and correct as of the record date for the meeting and as of the date that is ten business days prior to the meeting, and such update shall be delivered to us no later than five business days after the record date for the meeting and no later than eight business days prior to the date of the meeting, as applicable. A copy of our bylaws setting forth the requirements for the nomination of director candidates by stockholders and the requirements for proposals by stockholders may be obtained from our Corporate Secretary at the address indicated on the first page of this proxy statement.

In order for director nominations and stockholder proposals to have been properly submitted for presentation at this annual meeting, notice must have been received by our Corporate Secretary on or before February 12, 2017. We received no such notice and no stockholder director nominations or proposals will be presented at the annual meeting.

Householding of Annual Meeting Materials

The SEC has adopted rules that permit companies and intermediaries, such as brokers and banks, to provide notice to an address shared by two or more stockholders by delivering a single notice to those stockholders. This procedure is referred to as “householding.” We do not household our notice with respect to our stockholders of record. However, if you hold your shares in street name, your intermediary, such as a broker or bank, may rely on householding and you may receive a single notice if you share an address with another stockholder.

Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate copy of the notice, or if you are receiving multiple copies of the notice and wish to receive only one, please notify your broker. Stockholders who currently receive multiple notices at their address and would like to request “householding” of their communications should contact their broker.

Annual Report

The Annual Report to Stockholders, which includes our consolidated financial statements for the year ended December 31, 2016, has been furnished to all stockholders, primarily via the Internet and alternatively by mail if requested. The Annual Report is not a part of the proxy solicitation material.

You may also obtain a copy of Dril-Quip’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 without charge from our Corporate Secretary by sending a written request to the address indicated on the first page of this proxy statement or you may access it from our website at www.dril-quip.com.

By Order of the Board of Directors

Blake T. DeBerry
President and Chief Executive Officer

March 31, 2017

Exhibit A

2017 OMNIBUS INCENTIVE PLAN

OF

DRIL-QUIP, INC.

1. Establishment of This Plan. Dril-Quip, Inc., a Delaware corporation (the “Company”), established this 2017 Omnibus Incentive Plan of Dril-Quip, Inc. (this “Plan”) on May 12, 2017 (the “Effective Date”). References in this Plan to “Paragraphs” are to Paragraphs of this Plan.

2. Definitions. As used in this Plan, the following terms have the following respective meanings:

“Award” means the grant of any Option, SAR, Stock Award, Cash Award or Performance Award, whether granted singly or in combination or tandem, to a Participant on such terms and subject to such conditions and limitations as the Committee (or the Board, in the case of Director Awards) may establish consistent with the terms of this Plan.

“Award Agreement” means the document (in written or electronic form) communicating the terms, conditions and limitations applicable to an Award. The Committee may, in its discretion, require that the Participant execute such Award Agreement, or may provide for procedures through which Award Agreements are made available but not executed.

“Board” means the Board of Directors of the Company.

“Cash Award” means an Award denominated in cash.

“Change of Control” shall mean:

i. there shall have occurred an event required to be reported with respect to the Company in response to Item 6(e) of Schedule 14A of Regulation 14A (or in response to any similar item or any similar schedule or form) promulgated under the Exchange Act, whether or not the Company is then subject to such reporting requirement;

ii. any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) shall have become the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 30% or more of the combined voting power of the Company’s then outstanding voting securities;

iii. the Company is a party to a merger, consolidation, sale of assets or other reorganization, or a proxy contest, as a consequence of which members of the Board in office immediately prior to such transaction or event constitute less than a majority of the Board thereafter; or

iv. during any period of two consecutive years, individuals who at the beginning of such period constituted the Board (including, for this purpose, any new director whose election or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period) cease for any reason to constitute at least a majority of the Board.

Notwithstanding the foregoing, no Change of Control shall be deemed to have occurred with respect to an Award that is subject to Code Section 409A unless such event constitutes an event specified in Code Section 409A(a)(2)(A)(v) and the Treasury regulations promulgated thereunder.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Board or any successor committee of the Board designated by the Board consisting of at least two Directors.

“Common Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Company” means Dril-Quip, Inc., a Delaware corporation.

“Director” means an individual serving as a member of the Board who is not an Employee.

“Director Award” means the grant of any Award (other than an Incentive Option) to a Participant who is a Director.

“Dividend Equivalents” means, with respect to shares of Common Stock subject to a Stock Award other than Restricted Stock, an amount equal to all dividends and other distributions (or the economic equivalent thereof) that are payable to stockholders of record during the Restriction Period applicable to those shares on a like number of shares of Common Stock.

“Employee” means any employee of the Company or any of its Subsidiaries.

“Employee Award” means the grant of any Award to an Employee.

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

“Fair Market Value” of a share of Common Stock means, as of a particular date, (i) if shares of Common Stock are listed on a national securities exchange, the closing price per share of Common Stock on the consolidated transaction reporting system for the principal national securities exchange on which shares of Common Stock are listed on that date or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was so reported, (ii) if the Common Stock is not so listed, the closing bid price on that date or, if there are no quotations available for that date, on the last preceding date for which those quotations are available, as reported by an inter-dealer quotation system or (iii) if shares of Common Stock are not publicly traded, the most recent value determined by an independent appraiser appointed by the Company for that purpose.

“Incentive Option” means an Option that is intended to comply with the requirements set forth in Section 422 of the Code.

“Nonqualified Stock Option” means an Option that is not an Incentive Option.

“Option” means a right to purchase a specified number of shares of Common Stock at a specified price (which is either in the form of an Incentive Option or a Nonqualified Stock Option).

“Participant” means an Employee or Director to whom an Award has been made under this Plan.

“Performance Award” means an Award made pursuant to this Plan to a Participant, the earning of which is subject to the attainment of one or more Performance Goals.

“Performance Goal” means a standard established by the Committee, to determine in whole or in part whether a Performance Award will be earned.

“Prior Plan” means the 2004 Incentive Plan of Dril-Quip, Inc., as amended and restated effective as of May 10, 2012.

“Restricted Stock” means Common Stock that has its transfer restricted or that is subject to forfeiture provisions, as provided in the Award Agreement relating thereto.

“Restricted Stock Unit” means a unit that is restricted or subject to forfeiture provisions evidencing the right to receive one share of Common Stock or cash equal to the Fair Market Value of one share of Common Stock.

“Restriction Period” means a period of time beginning as of the date upon which a Stock Award is made pursuant to this Plan and ending as of the date on which the Common Stock subject to that Award is no longer restricted as to its transfer or subject to forfeiture provisions.

“SAR” means a right to receive a payment, in cash or Common Stock, equal to the excess of the Fair Market Value or other specified valuation of a specified number of shares of Common Stock on the date the right is exercised over a specified strike price, in each case, as determined by the Committee.

“Section 409A” means Section 409A of the Code and related regulations and guidance issued by the Internal Revenue Service and Department of the Treasury.

“Stock Award” means an Award in the form of shares of Common Stock or units denominated in shares of Common Stock, including Restricted Stock and Restricted Stock Units, but excluding an Option or SAR.

“Subsidiary” means (i) in the case of a corporation, any corporation of which the Company directly or indirectly owns shares representing more than 50% of the combined voting power of the shares of all classes or series of capital stock of that corporation that have the right to vote generally on matters submitted to a vote of the stockholders of that corporation and (ii) in the case of a partnership or other business entity not organized as a corporation, any such business entity of which the Company directly or indirectly owns more than 50% of the voting, capital or profits interests (whether in the form of partnership interests, membership interests or otherwise).

3. Objectives. The Company has designed this Plan (i) to attract and retain Directors and Employees, (ii) to encourage the sense of proprietorship of these persons in the Company and (iii) to stimulate the active interest of these persons in the development and financial success of the Company and its Subsidiaries by making Awards under this Plan.

4. Eligibility.

(a) All Employees are eligible for Employee Awards under this Plan.

(b) All Directors are eligible for Director Awards under this Plan.

(c) The Board may grant a Director Award or the Committee may grant an Employee Award to any individual who has agreed in writing to become a Director or an Employee, respectively, within six months after the date of that agreement, provided that the effectiveness of that Award will be subject to the condition that the individual actually becomes a Director or Employee within that time period.

5. Common Stock Available for Awards. Subject to the provisions of Paragraph 16 hereof, there shall be available for Awards under this Plan granted wholly or partly in Common Stock (including rights or Options that may be exercised for or settled in Common Stock) an aggregate of 1,500,000 shares of Common Stock, all of which shall be available for Incentive Options. From and after the Effective Date, no further awards may be made under the Prior Plan. The number of shares of Common Stock that are the subject of Awards under this Plan which are forfeited or terminated, expire unexercised, are settled in cash in lieu of Common Stock or in a manner such that all or some of the shares covered thereby are not issued to a Participant or are exchanged for a consideration that does not involve Common Stock will again immediately become available for Awards hereunder. The Committee may from time to time adopt and observe such procedures concerning the counting of shares against the Plan maximum as it may deem appropriate. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under this Plan: (i) shares of Common Stock not issued or delivered as a result of the net settlement of an Award; (ii) shares of Common Stock used to pay the exercise price or withholding taxes related to an Award; or (iii) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. The Board and the appropriate officers of the Company will from time to time take whatever actions are necessary to file any required documents with governmental authorities, stock exchanges and transaction reporting systems to ensure that shares of Common Stock are available for issuance pursuant to Awards.

6. Administration.

(a) Except as otherwise provided in this Plan with respect to actions or determinations by the Board, the Committee will administer this Plan.

(b) Subject to the provisions hereof, the Committee will have full and exclusive power and authority to administer this Plan and to take all actions that are specifically contemplated hereby or are necessary or appropriate in connection with the administration hereof. The Committee also will have full and exclusive power to interpret this Plan and to adopt such rules, regulations and guidelines for carrying out this Plan as it may deem necessary or proper, all of which powers will be exercised in the best interests of the Company and in keeping with the objectives of this Plan. The Committee may, in its discretion, provide for the extension of the exercisability of any Award, accelerate the vesting or exercisability of any Award, eliminate or make less restrictive any restrictions contained in any Award, waive any restriction or other provision of this Plan or any Award or otherwise amend or modify any Award in any manner that is either (i) not adverse to the Participant to whom that Award was granted or (ii) consented to in writing by that Participant; provided that the exercise price of an outstanding Option will not be reduced without approval of the stockholders of the Company. Notwithstanding the foregoing, except in connection with a transaction involving the Company or its capitalization (as provided in Paragraph 16), the terms of outstanding Awards may not be amended without approval of the stockholders of the Company to (i) reduce the exercise price of outstanding Options or SARs, (ii) cancel, exchange, substitute, buyout or surrender outstanding Options or SARs in exchange for cash or other Awards when the exercise price of the original Options or SARs exceeds the Fair Market Value of one share of Common Stock, (iii) take any other action with respect to an Option or SAR that would be treated as a repricing under the rules and regulations of the principal national securities exchange on which the shares of Common Stock are listed or (iv) permit the grant of any Options or SARs that contains a so-called “reload” feature under which additional Options, SARs or other Awards are granted automatically to the Participant upon exercise of the original Option or SAR. The Committee may correct any defect or supply any omission or reconcile any inconsistency in this Plan or in any Award in the manner and to the extent the Committee deems necessary or desirable to further the purposes of this Plan. Any decision of the Committee in the interpretation and administration of this Plan will lie within its sole and absolute discretion and will be final, conclusive and binding on all parties concerned. The Board shall have the same powers as the Committee with respect to Director Awards.

(c) No member of the Board or the Committee or officer of the Company to whom the Committee has delegated authority in accordance with the provisions of Paragraph 7 of this Plan will be liable for anything done or omitted to be done by him or her, by any member of the Board or the Committee or by any officer of the Company in connection with the performance of any duties under this Plan, except for his or her own willful misconduct or as expressly provided by statute.

7. Delegation of Authority. The Committee may delegate any of its authority to grant Awards to Employees who are not subject to Section 16(b) of the Exchange Act to the Chief Executive Officer, to other senior officers of the Company or to the Board or to any other committee of the Board (which may consist of one or more members), provided such delegation is made in writing and specifically sets forth such delegated authority. The officers of the Company, for and on behalf of the Company, may engage or authorize the engagement of a third party administrator to carry out administrative functions under this Plan. Any such delegation hereunder shall only be made to the extent permitted by applicable law.

8. Employee Awards.

(a) The Committee will determine the type or types of Employee Awards to be made and will designate from time to time the Employees who are to receive Employee Awards. Each Employee Award will be evidenced by an Award Agreement containing such terms, conditions and limitations as the Committee determines in its sole discretion, including any treatment upon a Change of Control, and signed by the Participant to whom the Employee Award is made and by an authorized officer for and on behalf of the Company. Employee Awards may consist of those listed in this Paragraph 8(a) hereof and may be granted singly or in combination or tandem with other Employee Awards. Employee Awards also may be made in combination or tandem with, in replacement of or as alternatives to grants or rights under this Plan or any other employee plan of the Company or any of its Subsidiaries, including the plan of any acquired entity. All or part of an Employee Award may be subject to conditions established by the Committee, which may include, but are not limited to, continuous service with the Company and its Subsidiaries, achievement of specific business objectives, increases in specified indices, attainment of specified growth rates and other comparable measurements of performance. If a Participant holding an Employee Award ceases to be an Employee, any unexercised, deferred, unexercisable, unvested or unpaid portion of that Employee Award will be treated as set forth in the applicable Award Agreement or in any other written agreement the Company has entered into with the Participant.

i. Stock Option. An Employee Award may be in the form of an Option. An Option awarded pursuant to this Plan may consist of an Incentive Option or a Nonqualified Option. The price at which any share of Common Stock may be purchased on the exercise of any Option will not be less than the Fair Market Value of a share of the Common Stock on the date of grant of that Option, and the Committee will determine the other terms, conditions and limitations applicable to each Option, including its term and the date or dates on which it becomes exercisable. The term of an Option shall not exceed ten years from the date of grant; provided, however, if the term of an Option (but not an Incentive Option) expires when trading in the shares of Common Stock is prohibited by applicable law or the Company’s insider trading policy (as then in effect), then the term of such Option shall expire on the 30th day after the expiration of such prohibition.

ii. Stock Appreciation Right. An Employee Award may be in the form of a SAR. The Committee will determine the terms, conditions and limitations applicable to each SAR awarded pursuant to this Plan, including its term and the date or dates on which it becomes exercisable. The term of a SAR shall not exceed ten years from the date of grant; provided, however, if the term of a SAR expires when trading in the shares of Common Stock is prohibited by applicable law or the Company’s insider trading policy (as then in effect), then the term of such SAR shall expire on the 30th day after the expiration of such prohibition.

iii. Stock Award. An Employee Award may be in the form of a Stock Award. The Committee will determine the terms, conditions and limitations applicable to each Stock Award granted pursuant to this Plan.

iv. Cash Award. An Employee Award may be in the form of a Cash Award. The Committee will determine the terms, conditions and limitations applicable to each Cash Award granted pursuant to this Plan.

v. Performance Award. Without limiting the type or number of Employee Awards that may be made under the other provisions of this Plan, an Employee Award may be in the form of a Performance Award. A Performance Award will be paid, vested or otherwise deliverable solely on account of the attainment of one or more pre-established, objective Performance Goals established by the Committee prior to the earlier to occur of (x) 90 days after the commencement of the performance period to which the Performance Goal relates or (y) the lapse of 25% of the performance period to which the Performance Goal relates (as scheduled in good faith at the time the Performance Goal is established) and, in any event, while the outcome is substantially uncertain. A Performance Goal is objective if a third party having knowledge of the relevant facts could determine whether the goal is met. A Performance Goal may be based on one or more business criteria, including, but not limited to, those that apply to the individual, one or more lines or classes of products or services of the Company, one or more business divisions, groups or units of the Company or the Company as a whole and may include one or more of the following: earnings per share; earnings per share growth; total shareholder return; economic value added; cash return on capitalization; increased revenue; revenue ratios (per employee or per customer); net income; stock price; market share; return on equity; return on assets; return on capital; return on capital compared to cost of capital; shareholder value; net cash flow; operating income; earnings before interest and taxes (EBIT); earnings before interest, taxes, depreciation and amortization (EBITDA); cash flow; cash flow from operations; cost reductions; cost ratios (per employee or per customer); proceeds from dispositions; project completion time and budget goals; net cash flow before financing activities; total market value; sales booking and any of the above goals determined on an absolute or relative basis or as compared to the performance of a published or special index deemed applicable by the Committee including, but not limited to, the Standard & Poor’s 500 Stock Index or a group of comparable companies. Unless otherwise stated, a Performance Goal need not be based on an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). In interpreting Plan provisions applicable to Performance Goals and Performance Awards, it is the intent of this Plan to conform with the standards of Section 162(m) of the Code and Treasury Regulation § 1.162-27(e)(2)(i) or any successor law or regulation, and the Committee in establishing such goals and interpreting this Plan will be guided by those provisions. Prior to the payment of any compensation based on the achievement of Performance Goals, the Committee must certify in writing that the applicable Performance Goals were, in fact, satisfied. Subject to the foregoing provisions, the Committee will determine the terms, conditions and limitations applicable to Performance Awards.

(b) Notwithstanding anything to the contrary contained in this Plan, the following limitations will apply to each Award:

i. no Employee may be granted, during any calendar year, Awards consisting of Options or SARs that are exercisable for more than 1,000,000 shares of Common Stock;

ii. no Employee may be granted, during any calendar year, Stock Awards covering or relating to more than 225,000 shares of Common Stock (the limitation set forth in this clause (ii), together with the limitation set forth in clause (i) above, being hereinafter collectively referred to as the “Stock-Based Awards Limitations”); and

iii. no Employee may be granted Awards consisting of cash or in any other form permitted under this Plan (other than Awards consisting of Options or SARs or otherwise consisting of shares of Common Stock or units denominated in such shares) in respect of any calendar year having a value determined on the date of grant in excess of $10,000,000.

(c) All Awards (other than a Cash Award) shall have a minimum vesting period or Restriction Period, as applicable, of one year from the date of grant; provided, however, that Awards with respect to up to five percent of the shares of Common Stock authorized for grant pursuant to this Plan may have a vesting period or Restriction Period, as applicable, of less than one year.

9. Director Awards.

(a) The Board has the sole authority to grant Director Awards from time to time in accordance with this Paragraph 9. Director Awards may consist of the forms of Award described in Paragraph 8, other than Incentive Options, and shall be granted subject to such terms and conditions as specified in Paragraph 8. Each Director Award may, in the discretion of the Board, be embodied in an Award Agreement, which shall contain such terms, conditions, and limitations as shall be determined by the Board, in its sole discretion.

(b) No Director may be granted during any calendar year Director Awards having a value determined on the date of grant when added to all cash compensation paid to the Director during the same calendar year in excess of $1,000,000.

10. Payment of Awards.

(a) General. Payment of Awards may be made in the form of cash or Common Stock, or a combination thereof, and may include such restrictions as the Committee (or the Board, in the case of Director Awards) may determine, including, in the case of Common Stock, restrictions on transfer and forfeiture provisions. If payment of an Award is made in the form of Restricted Stock, the right to receive such shares shall be evidenced by book entry registration or in such other manner as the Committee may determine. Any statement of ownership evidencing such Restricted Stock shall contain appropriate legends and restrictions that describe the terms and conditions of the restrictions applicable thereto.

(b) Deferral. The Committee, in its sole discretion, may permit selected Participants to elect to defer payments of some or all types of Awards, subject to the terms and conditions established by the Committee and the requirements of Section 409A. Any deferred payment of an Award, whether elected by the Participant or specified by the applicable Award Agreement or by the Committee, may be forfeited if and to the extent that the applicable Award Agreement so provides.

(c) Dividends and Dividend Equivalents. Rights to dividends or Dividend Equivalents may be extended to and made part of any Stock Award, subject to such terms, conditions and restrictions as the Committee may establish; provided that any dividends or Dividend Equivalents payable in connection with any Stock Award (as provided in the applicable Award Agreement) may accrue but will not, in any event, be payable until the expiration of the Restriction Period of the underlying Stock Award. The Committee also may establish rules and procedures for the crediting of interest on Dividend Equivalents for Stock Awards. In the event the Stock Award is forfeited, dividends and Dividend Equivalents paid with respect to such shares during the Restriction Period shall also be forfeited. No Dividend Equivalents may be paid in respect of an Award of Options or SARs.

(d) Substitution of Awards. Subject to the provisions of Paragraph 6(b), at the discretion of the Committee, a Participant may be offered an election to substitute any Award for another Award or Awards of the same or a different type. No Option or SAR may be substituted for another Award without the approval of the stockholders of the Company (except in connection with a change in the Company’s capitalization or as otherwise provided in Paragraph 16 hereof).

11. Stock Option Exercise. The price at which shares of Common Stock may be purchased under an Option will be paid in full at the time of exercise in cash or, if elected by the Participant, the Participant may purchase those shares by means of tendering Common Stock, valued at their Fair Market Value per share on the date of exercise or any combination thereof. The Committee will determine acceptable methods for Participants to tender Common Stock. The Committee may provide for procedures to permit the exercise or purchase of Awards by use of the proceeds to be received from the sale of Common Stock (by net-settlement or cash-less exercise) issuable pursuant to an Award.

12. Taxes. The Company will have the right to deduct applicable taxes from any Award payment and withhold, at the time of delivery or vesting of cash or shares of Common Stock under this Plan or at the time otherwise required by applicable law, an appropriate amount of cash or number of shares of Common Stock or a combination thereof for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of those taxes. The Committee may also permit withholding to be satisfied by (i) the transfer to the Company of shares of Common Stock theretofore owned by the holder of the Award or (ii) withholding from the shares of Common Stock otherwise deliverable under the Award, in either case, with respect to which withholding is required, up to the maximum tax rate applicable to the Participant, as determined by the Committee. If shares of Common Stock are used to satisfy tax withholding, those shares will be valued at their Fair Market Value per share when the tax withholding is required to be made.

13. Amendment, Modification, Suspension or Termination. The Board may amend, modify, suspend or terminate this Plan for the purpose of meeting or addressing any changes in legal requirements or for any other purpose permitted by law, except that (i) no amendment or alteration that would adversely affect the rights of any Participant under any Award previously granted to that Participant will be made without the consent of that Participant and (ii) no amendment or alteration shall be effective prior to its approval by the stockholders of the Company to the extent such approval is required by applicable legal requirements or the applicable requirements of the securities exchange on which the Common Stock is listed.

14. Section 409A.

(a) All Awards under this Plan are intended either to be exempt from or to comply with the requirements of Section 409A, and this Plan and all Awards shall be interpreted and operated in a manner consistent with that intention. Notwithstanding anything in this Plan to the contrary, if any Plan provision or Award under this Plan would result in the imposition of an applicable tax under Section 409A, that Plan provision or Award shall be reformed to avoid imposition of the applicable tax and no such action shall be deemed to adversely affect the Participant’s rights to an Award.

(b) This Plan shall neither cause nor permit any payment, benefit or consideration to be substituted for a benefit that is payable under this Plan if such action would result in the failure of any amount that is subject to Section 409A to comply with the applicable requirements of Section 409A.

(c) If the Participant is identified by the Company as a “specified employee” within the meaning of Section 409A(a)(2)(B)(i) of the Code on the date on which the Participant has a “separation from service” (other than due to death) within the meaning of Treasury Regulation § 1.409A-1(h), any Award payable or settled on account of a separation from service that is deferred compensation subject to Section 409A shall be paid or settled on the earliest of (1) the first business day following the expiration of six months from the Participant’s separation from service, (2) the date of the Participant’s death, or (3) such earlier date as complies with the requirements of Section 409A.

15. Assignability. Unless otherwise determined by the Committee (or the Board in the case of Director Awards) and provided in the applicable Award Agreement, no Award or any other benefit under this Plan will be assignable or otherwise transferable except by will or the laws of descent and distribution or pursuant to a qualified domestic relations order in a form acceptable to the plan administrator. The Committee may prescribe and include in any Award Agreement other restrictions on transfer. Any attempted assignment of an Award or any other benefit under this Plan in violation of this Paragraph 15 will be null and void.

16. Adjustments.

(a) Notwithstanding any other provision of this Paragraph 16 to the contrary, the Company shall neither cause nor permit any adjustments to any equity interest to be made in a manner that would result in the equity interest’s becoming subject to Section 409A unless, after such adjustment, the equity interest is in compliance with the requirements of Section 409A to the extent applicable.

(b) The existence of outstanding Awards will not affect in any manner the right or power of the Company or its stockholders to make or authorize any or all adjustments, recapitalizations, reorganizations or other changes in the capital stock of the Company or its business or any merger or consolidation of the Company, or any issue of bonds, debentures, preferred or other stock (whether or not that issue is prior to, on a parity with or junior to the Common Stock) or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding of any kind, whether or not of a character similar to that of the acts or proceedings enumerated above.

(c) If any subdivision, split or combination of outstanding shares of Common Stock or any declaration of a dividend payable in shares of Common Stock occurs, then (i) the number of shares of Common Stock reserved under this Plan, (ii) the number of shares of Common Stock covered by outstanding Awards in the form of Common Stock or units denominated in Common Stock, (iii) the exercise or other price in respect of such Awards, (iv) the appropriate Fair Market Value and other price determinations for such Awards and (v) the Stock-Based Awards Limitations each will be proportionately adjusted by the Board to reflect the consequences of that occurrence. If any recapitalization or capital reorganization of the Company, any consolidation or merger of the Company with another corporation or entity, any adoption by the Company of any plan of exchange affecting the Common Stock or any distribution to holders of Common Stock of securities or property (other than normal cash dividends) occurs, the Board will make appropriate adjustments to the amounts or other items referred to in clauses (ii), (iii), (iv) and (v) of the preceding sentence to give effect to that transaction; provided, that such adjustments will be only those as are necessary to maintain the proportionate interest of the holders of the Awards and preserve, without exceeding, the value of those Awards.

(d) In the event of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization or liquidation, the Board may make such adjustments to outstanding Awards or other provisions for the disposition of outstanding Awards as it deems equitable, and shall be authorized, in its discretion, (i) to provide for the substitution of a new Award or other arrangement (which, if applicable, may be exercisable for such property or stock as the Board determines) for an outstanding Award or the assumption of an outstanding Award, regardless of whether in a transaction to which Section 424(a) of the Code applies, (ii) to provide, prior to the transaction, for the acceleration of the vesting and exercisability of, or lapse of restrictions with respect to, the outstanding Award and, if the transaction is a cash merger, to provide for the termination of any portion of the Award that remains unexercised at the time of such transaction or (iii) to provide for the acceleration of the vesting and exercisability of an outstanding Award and the cancellation thereof in exchange for such payment of such cash or property as shall be determined by the Board in its sole discretion, which in the case of Options or SARs (whether stock- or cash-settled) shall be the excess, if any, of the Fair Market Value of the shares of Common Stock subject to the Option or SAR on such date over the aggregate exercise price of such Award (for the avoidance of doubt, if such exercise price is equal to or greater than such Fair Market Value, the Option or SAR may be canceled for no consideration); provided, however, that no such adjustment shall increase the aggregate value of any outstanding Award.

17. Restrictions. No Common Stock or other form of payment will be issued with respect to any Award unless the Company is satisfied, on the basis of advice of its counsel, that the issuance will comply with applicable federal and state securities laws. Certificates evidencing shares of Common Stock delivered under this Plan (to the extent that the shares are so evidenced) may be subject to such stop-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any securities exchange or transaction reporting system on which the Common Stock is then listed or to which it is admitted for quotation and any applicable federal or state securities law. The Committee may cause a legend or legends to be placed upon those certificates (if any) to make appropriate reference to those restrictions.

18. Unfunded Plan. Insofar as it provides for Awards of cash, Common Stock or rights thereto, this Plan will be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under this Plan, any such accounts will be used merely as a bookkeeping convenience. The Company will not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor will this Plan be construed as providing for that segregation, nor shall the Company, the Board or the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto to be granted under this Plan. Any liability or obligation of the Company to any Participant with respect to an Award of cash, Common Stock or rights thereto under this Plan shall be based solely on any contractual obligations that may be created by this Plan and any Award Agreement, and no such liability or obligation of the Company will be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee will be required to give any security or bond for the performance of any obligation that may be created by this Plan.

19. Governing Law. This Plan and all determinations made and actions taken pursuant hereto, to the extent not otherwise governed by mandatory provisions of the Code or the securities laws of the United States, will be governed by and construed in accordance with the laws of the State of Delaware.

20. Clawback Right. Notwithstanding any other provisions in this Plan, any Award shall be subject to recovery or clawback by the Company under any clawback policy adopted by the Company whether before or after the date of grant of the Award.

21. Effective Date. This Plan, as approved by the Board on February 14, 2017, shall be effective as of the Effective Date, the date on which it was approved by the stockholders of the Company. This Plan shall continue in effect for a term of ten years after the Effective Date, unless sooner terminated by action of the Board. Notwithstanding the foregoing, the adoption of this Plan is expressly conditioned upon the approval by the holders of a majority of shares of Common Stock present, or represented, and entitled to vote at a meeting of the Company’s stockholders at the Company’s 2017 annual stockholders meeting to be held on May 12, 2017 or any adjournment or postponement thereof. If the stockholders of the Company should fail to so approve this Plan on such date, this Plan shall not be of any force or effect and the Prior Plan shall continue in force and effect.

 DRIL-QUIP, INC.

Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 1:00 a.m., Central Time, on May 12, 2017.

Vote by Internet • Go to www.envisionreports.com/DRQ • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website

Vote by telephone

•	Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone

•	Follow the instructions provided by the recorded message

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

A	Proposals — The Board of Directors recommends a vote FOR each of the nominees listed, FOR Proposals 2, 3 and 5 and ONE Year for Proposal 4.

+

1.	Election of Directors
	Nominees:	For	Against	Abstain

	01 - Blake T. DeBerry	☐	☐	☐

	02 - John V. Lovoi	☐	☐	☐

2.	Approval of the appointment of PricewaterhouseCoopers LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2017.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain

4.	Advisory vote on the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐

		For	Against	Abstain

3.	Advisory vote to approve compensation of the Company’s named executive officers.	☐	☐	☐

5.	Approval of the 2017 Omnibus Incentive Plan.	☐	☐	☐

B	Non-Voting Items

Change of Address — Please print new address below.	Comments — Please print your comments below.

C	Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

NOTE: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
/ /

02K27B

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON MAY 12, 2017.

The Proxy Statement, our annual report to shareholders and other proxy materials are available at:

www.envisionreports.com/DRQ

▼  IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  ▼

Proxy — DRIL-QUIP, INC.

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD

May 12, 2017

The undersigned hereby appoints Jerry M. Brooks and James C. Webster, jointly and severally, as proxy holders, with full power of substitution and with discretionary authority, to vote all shares of Common Stock which the undersigned is entitled to vote at the Annual Meeting of Stockholders of Dril-Quip, Inc. (the “Company”) to be held on May 12, 2017, at the Company’s worldwide headquarters, 6401 N. Eldridge Parkway, Houston, Texas, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN AND IN THE DISCRETION OF THE PROXY HOLDERS ON ANY OTHER MATTERS THAT COME BEFORE THE MEETING. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE DIRECTORS NAMED HEREIN, FOR APPROVAL OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2017, FOR APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS, FOR, ON AN ADVISORY BASIS, HOLDING FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION EVERY YEAR, AND FOR APPROVAL OF THE 2017 OMNIBUS INCENTIVE PLAN.

(TO BE MARKED, DATED AND SIGNED ON THE OTHER SIDE)